IN THE UNITED STATES BANKRUPTCY COURT
FOR THE DISTRICT OF DELAWARE

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In re:	:	Chapter 11
:
BUFFETS HOLDINGS, INC.,	:	Case No. 08-10141 (MFW)
a Delaware corporation, et al.,[1]	:
	:	Jointly Administered
Debtors.	:
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DEBTORS’ AMENDED JOINT PLAN OF REORGANIZATION
UNDER CHAPTER 11 OF THE BANKRUPTCY CODE

YOUNG CONAWAY STARGATT & TAYLOR, LLP
Pauline K. Morgan (No. 3650)
Joel A. Waite (No. 2925)
M. Blake Cleary (No. 3614)
Joseph M. Barry (No. 4221)
Sean T. Greecher (No. 4484)
The Brandywine Building
1000 West Street, 17th Floor
Wilmington, Delaware 19801
Telephone: (302) 571-4757
Facsimile: (302) 571-1253
Counsel for the Debtors and Debtors in Possession

Dated:  Wilmington, Delaware
              December 16, 2008

1  The Debtors in these cases, along with the last four digits of each Debtor’s federal tax identification number, are:  Buffets Restaurants Holdings, Inc. (9569); Buffets Holdings, Inc. (4018); Buffets, Inc. (2294); HomeTown Buffet, Inc. (3002); OCB Restaurant Company, LLC (7607); OCB Purchasing Co. (7610); Buffets Leasing Company, LLC (8138); Ryan's Restaurant Group, Inc. (7895); Buffets Franchise Holdings, LLC (8749); Tahoe Joe's, Inc. (7129); HomeTown Leasing Company, LLC (8142); OCB Leasing Company, LLC (8147); Big R Procurement Company, LLC (5198); Ryan's Restaurant Leasing Company, LLC (7405); Fire Mountain Restaurants, LLC (8003); Ryan's Restaurant Management Group, LLC (6739): Tahoe Joe's Leasing Company, LLC (8145); Fire Mountain Leasing Company, LLC (7452); Fire Mountain Management Group, LLC (7299).  The address for all of the Debtors is 1460 Buffet Way, Eagan, MN 55121.

INTRODUCTION

Buffets Restaurants Holdings, Inc., Buffets Holdings, Inc., Buffets, Inc., HomeTown Buffet, Inc., OCB Restaurant Company, LLC, OCB Purchasing Co., Buffets Leasing Company, LLC, Ryan's Restaurant Group, Inc., Buffets Franchise Holdings, LLC, Tahoe Joe’s, Inc., HomeTown Leasing Company, LLC, OCB Leasing Company, LLC, Big R Procurement Company, LLC, Ryan's Restaurant Leasing Company, LLC, Fire Mountain Restaurants, LLC, Ryan's Restaurant Management Group, LLC, Tahoe Joe's Leasing Company, LLC, Fire Mountain Leasing Company, LLC and Fire Mountain Management Group, LLC, the above-captioned debtors and debtors in possession, propose the following joint plan of reorganization under section 1121(a) of the Bankruptcy Code.2

The Debtors’ Chapter 11 Cases are being jointly administered pursuant to an order of the Court, and the Plan is being presented as a joint plan of reorganization of the Debtors.  Claims against, and Interests in, the Debtors (other than Administrative Claims, Priority Tax Claims, Fee Claims and New Money Facility Claims) are classified in Article II hereof and treated in Article IV hereof.

Reference is made to the Disclosure Statement accompanying this Plan, including the exhibits thereto, for a discussion of the Debtors’ history, business, properties, results of operations, and projections for future operations and risk factors, together with a summary and analysis of this Plan.  All Claim and Interest holders entitled to vote on this Plan are encouraged to consult the Disclosure Statement and to read this Plan carefully before voting to accept or reject this Plan.

NO SOLICITATION MATERIALS, OTHER THAN THE DISCLOSURE STATEMENT AND RELATED MATERIALS TRANSMITTED THEREWITH AND APPROVED BY THE COURT, HAVE BEEN AUTHORIZED BY THE COURT FOR USE IN SOLICITING ACCEPTANCES OR REJECTIONS OF THIS PLAN.

2 Capitalized terms used in this Introduction shall have the meanings ascribed to them herein below.

I.

DEFINITIONS AND CONSTRUCTION OF TERMS

A.           Definitions.

Unless otherwise defined herein, or the context otherwise requires, the following terms shall have the respective meanings set forth below:

ACE Companies
means, collectively, ACE American Insurance Company, ACE Property and Casualty Company, Pacific Employers Insurance Company and Westchester Surplus Lines Insurance Company and each of their respective affiliates.

ACE AL Policies
means all insurance policies and all agreements, documents or instruments relating thereto including, without limitation, claims servicing agreements, that have been issued or entered into by the ACE Companies (or any of them) to or with one or more of the Debtors and their respective predecessors and/or affiliates that provide coverage for and handling of Automobile Liability Claims.

ACE WC Policies
means all insurance policies and all agreements, documents or instruments relating thereto including, without limitation, claims servicing agreements, that have been issued or entered into by the ACE Companies (or any of them) to or with one or more of the Debtors and their respective predecessors and/or affiliates that provide for the coverage for and handling of Workers’ Compensation Claims.

Administrative Claim
means any right to payment constituting a cost or expense of administration of the Chapter 11 Cases of a kind specified under section 503(b) of the Bankruptcy Code and entitled to priority under section 507(a)(1), 507(b) or 1114(e)(2) of the Bankruptcy Code, including, without limitation, any actual and necessary costs and expenses of preserving the Debtors’ estates, any actual and necessary costs and expenses of operating the Debtors’ business, any indebtedness or obligations incurred or assumed by the Debtors in Possession in connection with the conduct of their business, including, without limitation, for the acquisition or lease of property or an interest in property or the rendition of services, all compensation and reimbursement of expenses to the extent awarded by the Court under sections 330, 331 or 503 of the Bankruptcy Code, any fees or charges assessed against the Debtors’ estates under section 1930 of chapter 123 of title 28 of the United States Code and any Claim for goods delivered to the Debtors within twenty (20) days of the Petition Date and entitled to administrative priority pursuant to section 503(b)(9) of the Bankruptcy Code.

Administrative Claims Bar Date	means the first business day that is thirty (30) days after the Confirmation Date.

Allowed
means, with reference to any Claim, (a) any Claim against any of the Debtors that has been listed by the Debtors in the Schedules, as such Schedules may be amended by the Debtors from time to time in accordance with Bankruptcy Rule 1009, as liquidated in amount and not disputed or contingent, and with respect to which no contrary proof of claim has been filed, (b) any Claim specifically allowed under the Plan, (c) any Claim that is not Disputed by the Claims Objection Deadline or (d) any Claim the amount or existence of which, if Disputed, (i) has been determined by a Final Order of a court of competent jurisdiction other than the Court, or (ii) has been allowed by Final Order of the Court; provided, however, that any Claims allowed solely for the purpose of voting to accept or reject the Plan pursuant to an order of the Court shall not be considered “Allowed Claims” hereunder.

Annual Incentive Plans	shall have the same meaning ascribed to such term in the Court’s Order Authorizing Payments Under Annual Incentive Plan for Fiscal Year 2008 and Fiscal Year 2009 [Docket No. 826].

Automobile Liability Claim	means a Claim covered by an automobile liability policy issued to one or more of the Debtors.

Ballots
means each of the ballot forms distributed with the Disclosure Statement to each holder of an Impaired Claim (other than to holders not entitled to vote on the Plan) upon which is to be indicated, among other things, acceptance or rejection of the Plan.

Bankruptcy Code	means title 11 of the United States Code, 11 U.S.C. §§ 101 et seq., as in effect on the date hereof.

Bankruptcy Rules
means the Federal Rules of Bankruptcy Procedure as promulgated by the United States Supreme Court under section 2075 of title 28 of the United States Code, and local rules of the Court, as the context may require.

Big R Procurement	means Big R Procurement Company, LLC.

BRHI	means Buffets Restaurants Holdings, Inc.

Buffets	means Buffets, Inc.

Buffets Franchise	means Buffets Franchise Holdings, LLC.

Buffets Holdings	means Buffets Holdings, Inc.

Buffets Leasing	means Buffets Leasing Company LLC.

Business Day	means any day on which commercial banks are open for business, and not authorized to close, in the City of New York, New York, except any day designated as a legal holiday by Bankruptcy Rule 9006(a).

Cash	means legal tender of the United States of America.

Causes of Action
means all claims, choses in action and causes of action (including those assertable derivatively), liabilities, obligations, suits, debts, sums of money, damages, demands, judgments, whether known or unknown, now owned or hereafter acquired by the Debtors, and the Cash and non-Cash proceeds thereof, whether arising under the Bankruptcy Code or other federal, state or foreign law, equity or otherwise, including, without limitation, any causes of action arising under sections 510, 544, 547, 548, 549, 550, 551 or any other section of the Bankruptcy Code.

Chapter 11 Cases	means the chapter 11 cases commenced by the Debtors.

Claim	means any claim, as such term is defined in section 101(5) of the Bankruptcy Code.

Claims Agent	means Epiq Bankruptcy Solutions, LLC or any successor thereto.

Claims Objection Deadline
means the first business day that is one hundred eighty (180) days after the Effective Date, or such other later date the Court may establish upon a motion by the Reorganized Debtors, which motion may be approved without a hearing and without notice to any party.

Class	means a group of Claims or Equity Interests as classified under the Plan.

Collateral
means any property or interest in property of the Debtors’ estates subject to a Lien to secure the payment or performance of a Claim, which Lien has not been avoided or is not subject to avoidance under the Bankruptcy Code or otherwise invalid under the Bankruptcy Code or applicable state law.

Confirmation Date	means the date on which the Confirmation Order is entered by the Court.

Confirmation Hearing	means the hearing to consider confirmation of the Plan pursuant to section 1128 of the Bankruptcy Code, as it may be adjourned or continued from time to time.

Confirmation Order	means the order entered by the Court confirming the Plan pursuant to section 1129 of the Bankruptcy Code.

Convenience Claim Amount	means $25,000.

Convenience Claims
means any Claim that would otherwise be a General Unsecured Claim that is Allowed in the Convenience Claim Amount or less, including, but not limited to a Claim that would otherwise be a General Unsecured Claim that would be Allowed in an amount greater than the Convenience Claim Amount but which is reduced to the Convenience Claim Amount or less by an irrevocable written election of the holder of such Claim delivered to the Debtors, provided, however, that, without the prior written consent of the Debtors, any Claim that was originally Allowed in excess of the Convenience Claim Amount may not be subdivided into multiple Convenience Claims in the Convenience Claim Amount or less for purposes of receiving the treatment provided under this Plan to holders of Allowed Convenience Claims; provided further, however, that, in the event a holder of an Allowed Unsecured Claim against the Debtors holds multiple Allowed Unsecured Claims against the Debtors, such Allowed Unsecured Claims shall not be aggregated for purposes of determining whether each such Allowed Unsecured Claim is a Convenience Claim.

Convenience Claims Consideration	has the meaning assigned to such term in Article IV.G of the Plan.

Court
means, (a) the United States Bankruptcy Court for the District of Delaware, having jurisdiction over the Chapter 11 Cases; (b) to the extent there is no reference pursuant to section 157 of title 28 of the United States Code, the United States District Court for the District of Delaware; and (c) any other court having jurisdiction over the Chapter 11 Cases or proceedings arising therein.

Creditors Committee	means the Official Committee of Unsecured Creditors appointed by the United States Trustee in the Debtors’ Chapter 11 Cases, as constituted from time to time.

Debtors
means Buffets Holdings, Inc., Buffets, Inc., HomeTown Buffet, Inc., OCB Restaurant Company, LLC, OCB Purchasing Co., Buffets Leasing Company, LLC, Ryan's Restaurant Group, Inc., Buffets Franchise Holdings, LLC, Tahoe Joe’s, Inc., HomeTown Leasing Company, LLC, OCB Leasing Company, LLC, Big R Procurement Company, LLC, Ryan's Restaurant Leasing Company, LLC, Fire Mountain Restaurants, LLC, Ryan's Restaurant Management Group, LLC, Tahoe Joe's Leasing Company, LLC, Fire Mountain Leasing Company, LLC and Fire Mountain Management Group, LLC on and after January 22, 2008 but prior to August 29, 2008, and on and after August 29, 2008 means Buffets Restaurants Holdings, Inc., Buffets Holdings, Inc., Buffets, Inc., HomeTown Buffet, Inc., OCB Restaurant Company, LLC, OCB Purchasing Co., Buffets Leasing Company, LLC, Ryan's Restaurant Group, Inc., Buffets Franchise Holdings, LLC, Tahoe Joe’s, Inc., HomeTown Leasing Company, LLC, OCB Leasing Company, LLC, Big R Procurement Company, LLC, Ryan's Restaurant Leasing Company, LLC, Fire Mountain Restaurants, LLC, Ryan's Restaurant Management Group, LLC, Tahoe Joe's Leasing Company, LLC, Fire Mountain Leasing Company, LLC and Fire Mountain Management Group, LLC.

Debtors in Possession	means the Debtors in their capacity as debtors in possession in the Chapter 11 Cases pursuant to sections 1107(a) and 1108 of the Bankruptcy Code.

DIP Administrative Agent	means Credit Suisse, Cayman Islands Branch, in its capacity as Administrative Agent under the DIP Credit Facility.

DIP Credit Facility
means that certain Secured Super-Priority Debtor-in-Possession Credit Agreement, dated as of January 22, 2008, between and among Buffets, Inc., Buffets Holdings, Inc., the lenders identified therein and Credit Suisse, as Administrative Agent and Collateral Agent, as amended from time to time.

DIP Financing Claims
means all Claims arising under or relating to the DIP Credit Facility and all agreements and instruments relating thereto including, but not limited to, the New Money Facility Claims and the Rollover Facility Claims.

DIP Lenders	means the lenders, banks, other financial institutions or other non-Debtor entities that may become parties to the DIP Credit Facility from time-to-time.

Disclosure Statement
means the written disclosure statement that relates to this Plan, as approved by the Court pursuant to section 1125 of the Bankruptcy Code and Bankruptcy Rule 3017, as such disclosure statement may be amended, modified or supplemented from time to time.

Disputed
means, with reference to any Claim, (a) any Claim, (i) proof of which was not timely or properly filed and that has been or hereafter is listed on the Schedules as unliquidated, disputed or contingent, or (ii) for which a proof of claim was required, but as to which a proof of claim was not timely or properly filed; or (b) any Claim as to which the Debtors or any other party in interest has filed an objection or request for estimation on or before such limitation period fixed by the Plan, the Bankruptcy Code, the Bankruptcy Rules or the Court, except to the extent that such objection or request for estimation is withdrawn or determined by a Final Order in favor of the holder of such Claim.

Distributions	means the distribution in accordance with this Plan of (a) Cash, (b) New BRHI Common Stock, or (c) other form of consideration, as the case may be.

Effective Date
means the first Business Day on which all of the conditions specified in Article XIV.A of the Plan have been satisfied or waived in accordance with Article XIV.B of the Plan; provided, however, that if a stay of the Confirmation Order is in effect on such date, the Effective Date will be the first Business Day after such stay is no longer in effect.

Equity Interest or Interest
means any equity security within the meaning of section 101(16) of the Bankruptcy Code or any other instrument evidencing an ownership interest in any of the Debtors, whether or not transferable, and any option, warrant, or right, contractual or otherwise, to acquire, sell or subscribe for any such interest.

Estates	means the estates of the Debtors, individually or collectively, as is appropriate in the context created in the Chapter 11 Cases pursuant to section 541 of the Bankruptcy Code.

Excess Litigation Trust Proceeds
means any Litigation Trust Proceeds in excess of $5,000,000, to be allocated on a pro rata basis on account of the aggregate amount of (i) the Pre-Petition Secured Credit Facility Deficiency; (ii) the Allowed Senior Note Claims, less the value distributed to holders of such Claims pursuant to all other provisions of the Plan and utilizing the values ascribed under the Plan to such Distributions; and (iii) the Allowed General Unsecured Claims (utilizing the aggregate amount of Allowed General Unsecured Claims or as otherwise agreed upon by the parties or determined by the Court by establishment of a reserve, estimation or otherwise), less the value distributed to holders of such Claims pursuant to all other provisions of the Plan and utilizing the values ascribed under the Plan to such Distributions.

Exit Facilities	means, together, the First Lien Exit Facility and the Second Lien Exit Facility.

Fee Claims
means an Administrative Claim under section 330(a), 331 or 503 of the Bankruptcy Code for compensation of a Professional or other Person for services rendered or expenses incurred in the Chapter 11 Cases on or prior to the Effective Date (including reasonable expenses of the members of the Creditors Committee incurred as members of the Creditors Committee in discharge of their duties as such), but specifically excluding the fees and expenses of professionals of Credit Suisse as Administrative Agent under the Pre-Petition Secured Credit Facility and the DIP Credit Facility.

Final DIP Order
means the order entered by the Court on February 22, 2008 and appearing at Docket No. 350 in the Chapter 11 Cases, as amended by the Order entered by the court on May 19, 2008 and appearing at Docket No. 820 in the Chapter 11 Cases as it  may be further amended from time to time, approving the DIP Credit Facility.

Final Order
means an order or judgment of the Court, or other court of competent jurisdiction, as entered on the docket of such Court, the operation or effect of which has not been stayed, reversed, vacated or amended, and as to which order or judgment (or any revision, modification, or amendment thereof) the time to appeal, petition for certiorari, or seek review or rehearing has expired and as to which no appeal, petition for certiorari, or petition for review or rehearing was filed or, if filed, remains pending.

Fire Mountain	means Fire Mountain Restaurants, LLC.

Fire Mountain Leasing	means Fire Mountain Leasing Company, LLC.

Fire Mountain Management	means Fire Mountain Management Group, LLC.

First Lien Exit Facility
means that certain exit financing facility to be entered into by the Reorganized Debtors on or prior to the Effective Date on terms substantially similar to those included in the Plan Supplement, the obligations under which shall be secured by a first priority security interest in substantially all of the Reorganized Debtors’ assets.

General Unsecured Claim
means a Claim against any of the Debtors that is not an Administrative Claim, Priority Tax Claim, Other Priority Claim, Fee Claim, DIP Financing Claim, PF Letter of Credit Facility Claim, Pre-Petition Secured Credit Facility Claim, Other Secured Claim, Convenience Claim, Senior Note Claim or Pre-Petition Credit Facility Deficiency Claim and shall include, without limitation, (a) Claims of vendors or customers of the Debtors that are not Priority Claims, (b) Claims of employees of the Debtors that are not Priority Claims, (c) Claims arising as a result of the rejection by any of the Debtors of executory contracts or unexpired leases pursuant to section 365 of the Bankruptcy Code, (d) Claims arising as a result of pre-Petition Date litigation against any of the Debtors that are not subordinated under section 510(b) of the Bankruptcy Code.

General Unsecured Claims Consideration	means the consideration to be distributed to the holders of Allowed General Unsecured Claims pursuant to Article IV.F of this Plan.

General Unsecured Claims Reserve	has the meaning ascribed to such term in Article VIII.F.4 of the Plan.

Governmental Unit	has the meaning ascribed to such term in section 101(27) of the Bankruptcy Code.

HomeTown	means HomeTown Buffet, Inc.

HomeTown Leasing	means HomeTown Leasing Company, LLC.

Impaired	means, when used with reference to a Claim, a Claim that is impaired within the meaning of section 1124 of the Bankruptcy Code.

Indemnification Obligation
means any obligation of any of the Debtors to indemnify, reimburse, or provide contribution pursuant to charter, by-laws, contract, or otherwise; provided however, that such term shall not include any obligation that constitutes a Subordinated Claim.

Indenture	means that certain indenture dated as of November 1, 2006 pursuant to which the Senior Notes were issued.

Indenture Trustee	means HSBC Bank USA, National Association as indenture trustee of the Senior Notes under the Indenture.

Initial Distribution Date	means the Effective Date or as soon thereafter as practicable, but no later than thirty (30) days after the Effective Date.

Insider	has the meaning set forth in section 101(31) of the Bankruptcy Code.

Insured Claim
means any Claim or portion of a Claim (other than a Workers Compensation Claim or Automobile Liability Claim) that is insured under the Debtors’ insurance policies, but only to the extent of such coverage.

Intercompany Claims
means any Claim held by one of the Debtors against any other Debtor, including, without limitation, (a) any account reflecting intercompany book entries by such Debtor with respect to any other Debtor, (b) any Claim not reflected in book entries that is held by such Debtor, and (c) any derivative Claim asserted or assertable by or on behalf of such Debtor against any other Debtor.

Lien	has the meaning set forth in section 101(37) of the Bankruptcy Code.

Litigation Rights
means the Causes of Action, claims, suits, or proceedings, whether in law or in equity, whether known or unknown, that the Debtors or their Estates may hold against any Person (except to the extent such claims are expressly released under the Plan), which are to be retained by the Reorganized Debtors, provided, however, that this term shall not include Litigation Trust Claims or claims or Causes of Action against any trade creditor arising under or pursuant to Chapter 5 of the Bankruptcy Code, except as may be explicitly enumerated as part of the Plan Supplement.

Litigation Trust	means a trust that may be created, at the discretion of the Creditors Committee, under the Litigation Trust Agreement and included in the Plan Supplement.

Litigation Trust Agreement	means the trust agreement that may be entered into pursuant to Article VII.C, substantially in the form to be included in the Plan Supplement.

Litigation Trust Claims
means any and all Causes of Action against the holders of the Debtors’ pre-Petition Date Equity Interests, in their capacity as such (including, but not limited to Caxton-Iseman, Inc. or its affiliates, Sentinel Capital Partners, and Roe H. Hatlen, but excluding any Person serving as a director or officer of the Debtors or Reorganized Debtors after the Effective Date) including, but not limited to claims in respect of any fees, dividends, compensation or other distributions received prior to the Petition Date by such holders of the Debtors’ pre-Petition Date Equity Interests, in their capacity as such, in connection with, among other matters, the merger of Buffets with Ryan’s Restaurant Group, and related transactions.

Litigation Trust Proceeds	means the net proceeds of the Litigation Trust Claims after payment of costs incident to the litigation, including potential borrowing costs incident to the pursuit of such Litigation Trust Claims.

Litigation Trustee
means the Person designated by the Creditors Committee and reasonably acceptable to the Pre-Petition Administrative Agent, in accordance with the Plan and the Litigation Trust Agreement.  The identity of the Litigation Trustee shall be disclosed in the Plan Supplement.

Management Incentive Plan	means the post-Effective Date management incentive plan referenced in Article V.E. of this Plan, the terms of which will be set forth more fully in the Plan Supplement.

New Board	means the Boards of Directors of Reorganized BRHI, Buffets and Buffets Holdings to be constituted as of the Effective Date pursuant to Article V.B of the Plan.

New BRHI Common Stock
means the common stock in Reorganized Buffets Restaurants Holdings, Inc. that will be issued by Buffets Restaurants Holdings, Inc. pursuant to the Plan, the principal terms of which are described in the Plan Supplement.

New BRHI Warrants
means the warrants, substantially in the form included in the Plan Supplement, to purchase common shares of Reorganized BRHI, exercisable for a period of five years from the Effective Date, at a strike price of $22.91 per share, representing 3% of the fully diluted equity of Reorganized BRHI (after taking into account the exercise of the New BRHI Warrants, but before the issuance of the New BRHI Common Stock set aside for the Management Incentive Plan).

New Money Facility	has the meaning ascribed to such term in the DIP Credit Facility.

New Money Facility Claims	means all Claims arising under or relating to the New Money Facility and all agreements and instruments relating thereto.

New Subsidiary Equity Interests	means with respect to a particular Reorganized Debtor, the Equity Interests in such Reorganized Debtor to be issued pursuant to Articles V.A. and VIII.B. of the Plan.

OCB Leasing	means OCB Leasing Company, LLC.

OCB Purchasing	means OCB Purchasing Co.

OCB Restaurant	means OCB Restaurant Company, LLC.

Ordinary Course Administrative Claims
means Administrative Claims against the Debtors that represent liabilities (a) to sellers of goods or services on account of such seller’s provision of goods and/or services and (b) that were incurred in the ordinary course of business by the Debtors.

Other Priority Claim
means a Claim entitled to priority pursuant to section 507(a) of the Bankruptcy Code (other than Administrative Claims and Priority Tax Claims), including, without limitation, certain allowed employee compensation and benefit claims of the Debtors’ employees incurred within one hundred eighty (180) days prior to the Petition Date.

Other Secured Claims
means any Claim, other than the DIP Financing Claims, the Pre-Petition Secured Credit Facility Claims, and the PF Letter of Credit Facility Claims, to the extent reflected in the Schedules or a proof of claim filed as a Secured Claim, which is secured by a Lien on Collateral to the extent of the value of such Collateral, as determined in accordance with section 506(a) of the Bankruptcy Code, or, in the event that such Claim is subject to setoff under section 553 of the Bankruptcy Code, to the extent of such setoff.

Person
means any individual, corporation, partnership, limited liability company, association, indenture trustee, organization, joint stock company, joint venture, estate, trust, governmental unit or any political subdivision thereof, or any other entity.

Petition Date	means (a) as to the Debtors other than Buffets Restaurants Holdings, Inc., January 22, 2008, and (b) as to Buffets Restaurants Holdings, Inc., August 29, 2008.

PF L/C Loans	shall have the meaning ascribed to it in the Pre-Petition Secured Credit Facility.

PF Letter of Credit Facility Claims	means any Claim owed to the Pre-Petition Secured Credit Facility Lenders on account of the PF L/C Loans to the extent they have not been drawn as of the Effective Date.

Plan	means this Plan, as it may be amended or modified from time to time, together with all addenda, exhibits, schedules or other attachments, if any.

Plan Supplement	means the forms of documents specified in Article XI.K. of the Plan.

Pre-Petition Administrative Agent	means Credit Suisse, Cayman Islands Branch, in its capacity as Administrative Agent under the Pre-Petition Secured Credit Facility.

Pre-Petition Secured Credit Facility
means that certain Credit Agreement dated as of November 1, 2006, as amended from time-to-time, among Buffets, Inc., Buffets Holdings, Inc., the lenders named therein, Credit Suisse, as Administrative Agent, CS Securities and UBS Securities LLC, as Joint Bookrunners and Co-Lead Arrangers, UBS Securities, LLC, as Syndication Agent and Goldman Sachs Credit Partners L.P., as Documentation Agent.

Pre-Petition Secured Credit Facility Claims
means all Claims arising under or relating to the Pre-Petition Secured Credit Facility and all agreements and instruments relating thereto, including the PF L/C Loans to the extent they have been drawn or will be drawn as of the Effective Date.

Pre-Petition Secured Credit Facility Deficiency
means the amount by which the Pre-Petition Secured Credit Facility Claims exceed the value of the Collateral securing such Claims, which amount shall be deemed to be $112.3 million for all purposes pursuant to the Plan.

Pre-Petition Secured Credit Facility Lenders	means the lender-parties under the Pre-Petition Secured Credit Facility.

Priority Tax Claim	means any unsecured Claim that is entitled to a priority in right of payment under section 507(a)(8) of the Bankruptcy Code.

Professional
means (i) any professional employed in the Chapter 11 Cases pursuant to section 327 of the Bankruptcy Code or otherwise and (ii) any professional or other entity seeking compensation or reimbursement of expenses in connection with the Chapter 11 Cases pursuant to section 503(b) of the Bankruptcy Code but excluding professionals for Credit Suisse, as Administrative Agent under the Pre-Petition Secured Credit Facility and the DIP Credit Facility.

pro rata
means, with respect to any Claim, at any time, the proportion that the amount of a Claim in a particular Class bears to the aggregate amount of all Claims (including Disputed Claims) in such Class, unless in each case the Plan provides otherwise.

Record Date
means, (a) for purposes of making distributions under the Plan on account of Allowed Claims, the Confirmation Date, and (b) for purposes of casting Ballots, the date set forth in the order approving the Disclosure Statement that accompanies this Plan.

Released Parties	has the meaning assigned to such term in Article IX.I. of the Plan.

Reorganized BRHI	means Buffets Restaurants Holdings, Inc. or any successor thereto by merger, consolidation or otherwise, on or after the Effective Date.

Reorganized Debtors	means the Debtors, or any successors thereto by merger, consolidation, or otherwise, on and after the Effective Date.

Reorganized Subsidiaries	means the Subsidiaries, collectively, on or after the Effective Date.

Rollover Facility	has the meaning ascribed to such term in the DIP Credit Facility.

Rollover Facility Claims	means all Claims arising under or relating to the Rollover Facility and all agreements and instruments relating thereto.

Ryan’s Management	means Ryan’s Restaurant Management Group, LLC.

Ryan’s Restaurant Group	means Ryan’s Restaurant Group, Inc.

Ryan’s Restaurant Leasing	means Ryan’s Restaurant Leasing Company, LLC.

Scheduled	means, with respect to any Claim or Equity Interest, the status and amount, if any, of such Claim or Equity Interest as set forth in the Schedules.

Schedules
means the schedules of assets and liabilities, statements of financial affairs, and lists of holders of Claims and Equity Interests filed with the Court by each of the Debtors, including any amendments or supplements thereto.

Second Lien Exit Facility
means that certain exit financing facility, substantially in the form included in the Plan Supplement, the obligations under which shall be secured by a second priority security interest in substantially all of the Reorganized Debtors’ assets which financing shall be utilized to satisfy the Rollover Facility Claims pursuant to the terms of this Plan.

Senior Note Claims	means the Claims of the holders of the Senior Notes.

Senior Notes	means the senior unsecured notes issued by Buffets, Inc. pursuant to an indenture dated as of November 1, 2006 in the principal amount of $300,000,000 and due November 1, 2014.

Subordinated Claims	means any claim that is subordinated pursuant to section 510(b) or 510(c) of the Bankruptcy Code.

Subsidiaries
means Buffets Holdings, Inc., Buffets, Inc., HomeTown Buffet, Inc., OCB Restaurant Company, LLC, OCB Purchasing Co., Buffets Leasing Company, LLC, Ryan's Restaurant Group, Inc., Buffets Franchise Holdings, LLC, Tahoe Joe’s, Inc., HomeTown Leasing Company, LLC, OCB Leasing Company, LLC, Big R Procurement Company, LLC, Ryan's Restaurant Leasing Company, LLC, Fire Mountain Restaurants, LLC, Ryan's Restaurant Management Group, LLC, Tahoe Joe's Leasing Company, LLC, Fire Mountain Leasing Company, LLC and Fire Mountain Management Group, LLC.

Tahoe Joe’s	means Tahoe Joe’s, Inc.

Tahoe Joe’s Leasing	means Tahoe Joe’s Leasing Company, LLC.

Tort Claims	means any prepetition Claim or portion thereof relating to personal injury, wrongful death or any similar litigation Claim asserted against any of the Debtors.

Valuation Complaint	means the complaint, and any amendments thereto, commencing the Valuation Litigation.

Valuation Litigation
means the litigation commenced by the Creditors Committee against Credit Suisse, Cayman Islands Branch, individually and as Collateral Agent, Administrative Agent, Swingline Lender and Issuing Bank, together with all Pre-Petition Secured Credit Facility Lenders for whom Credit Suisse acts as Administrative Agent, which is pending before the Court as Adversary Proceeding No. 08-50603 (MFW).

Valuation Litigation Settlement	means the settlement of the Valuation Litigation described in Article VII hereof and in Article VII.E. of the Disclosure Statement.

Workers Compensation Claim
means a Claim held by a current or former employee of the Debtors for workers’ compensation insurance coverage under the workers’ compensation laws applicable in the particular state in which the employee is or was employed by the Debtors.

B.           Interpretation, Application of Definitions and Rules of Construction.

Wherever from the context it appears appropriate, each term stated in either the singular or the plural shall include both the singular and plural, and pronouns stated in the masculine, feminine or neuter gender shall include the masculine, feminine and neuter, such meanings to be applicable to both the singular and plural forms of the terms defined.  Capitalized terms in the Plan that are not defined herein shall have the same meanings assigned to such terms by the Bankruptcy Code or Bankruptcy Rules, as the case may be.  The words “herein,” “hereof,” and “hereunder” and other words of similar import refer to the Plan as a whole and not to any particular section or subsection in the Plan unless expressly provided otherwise.  The words “includes” and “including” are not limiting and mean that the things specifically identified are set forth for purposes of illustration, clarity or specificity and do not in any respect qualify, characterize or limit the generality of the class within which such things are included.  Captions and headings to articles, sections and exhibits are inserted for convenience of reference only, are not a part of this Plan, and shall not be used to interpret this Plan.  The rules of construction set forth in section 102 of the Bankruptcy Code shall apply to this Plan.  In computing any period of time prescribed or allowed by this Plan, the provisions of Bankruptcy Rule 9006(a) shall apply.

II.

CLASSIFICATION OF CLAIMS AND EQUITY INTERESTS

A.           Introduction.

All Claims and Equity Interests, except Administrative Claims, Priority Tax Claims, Fee Claims and New Money Facility Claims are placed in the Classes set forth below.  In accordance with section 1123(a)(1) of the Bankruptcy Code, Administrative Claims, Priority Tax Claims, Fee Claims and New Money Facility Claims, as described below, have not been classified.

A Claim or Equity Interest is placed in a particular Class only to the extent that the Claim or Equity Interest falls within the description of that Class, and is classified in other Classes to the extent that any portion of the Claim or Equity Interest falls within the description of such other Classes.  A Claim is also placed in a particular Class for the purpose of receiving distributions pursuant to the Plan only to the extent that such Claim is an Allowed Claim in that Class and such Claim has not been paid, released, or otherwise settled prior to the Effective Date.

1.       Unclassified Claims (not entitled to vote on the Plan).

(a)           Administrative Claims.

(b)           Fee Claims.

(c)           Priority Tax Claims.

(d)           New Money Facility Claims.

2.	Unimpaired Classes of Claims (deemed to have accepted the Plan and, therefore, not entitled to vote on the Plan).

(a)            Class 1:  Other Priority Claims.

Class 1 consists of all Other Priority Claims.

(b)           Class 8:  Intercompany Claims.

Class 8 consists of all Intercompany Claims.

3.       Impaired Classes of Claims (entitled to vote on the Plan).

(a)           Class 2:  Rollover Facility Claims

Class 2 consists of all Rollover Facility Claims.

(b)	Class 3: Pre-Petition Secured Credit Facility Claims.

Class 3 consists of all Pre-Petition Secured Credit Facility Claims.

(c)           Class 4:  Other Secured Claims.

Class 4 consists of all Other Secured Claims.

(d)	Class 5: Senior Note Claims.

Class 5 consists of all Senior Note Claims.

(e)           Class 6:  General Unsecured Claims.

Class 6 consists of all General Unsecured Claims.

(f)	Class 7: Convenience Claims.

Class 7 consists of all Convenience Claims.

4.	Impaired Class of Claims (not entitled to vote on the Plan).

(a)           Class 9: Subordinated Claims.

Class 9 consists of all Subordinated Claims.

5.	Impaired Class of Interests

(not entitled to vote on the Plan).

(a)	Class 10: Equity Interests.

Class 10 consists of all Equity Interests.

III.

TREATMENT OF ADMINISTRATIVE
CLAIMS AND PRIORITY TAX CLAIMS

A.           Administrative Claims.

Each holder of an Allowed Administrative Claim shall receive from the Debtors (a) Cash in an amount equal to the amount of such Allowed Administrative Claim on the later of the Effective Date and the date such Administrative Claim becomes an Allowed Administrative Claim, or as soon thereafter as is practicable, or (b) such other treatment as the Debtors and such holder shall have agreed upon in writing; provided, however, that Allowed Ordinary Course Administrative Claims shall be paid in full in the ordinary course of business of the Reorganized Debtors in accordance with the terms and subject to the conditions of any agreements governing, instruments evidencing, or other documents relating to, such transactions, provided further, however, that any Claim under section 507(b) of the Bankruptcy Code held by the Pre-Petition Secured Credit Facility Lenders shall, by agreement of such lenders (such agreement being expressly limited to, and conditioned upon, confirmation of this Plan), either be deemed to be satisfied by the treatment of such lenders’ Claims under Classes 2 and 3 of this Plan or treated in such other manner as agreed to by the Debtors and the Pre-Petition Secured Credit Facility Lenders.  If and to the extent the Indenture Trustee has provided and will continue to provide necessary and substantial services beneficial to the Estates from the Petition Date through the Effective Date, the Debtors shall pay the reasonable fees, costs and expenses incurred by the Indenture Trustee prior to the Effective Date, not to exceed $350,000, without further order of the Court, provided that (a) such fees, costs and expenses are reimbursable under the terms of the Indenture, and (b) any dispute in connection with such fees, costs and expenses has been resolved by Final Order.

B.           Bar Dates for Administrative Claims.

Unless a prior date has been established pursuant to the Bankruptcy Code, the Bankruptcy Rules or a prior order of the Court, the Confirmation Order will establish a bar date for filing applications for allowance of Administrative Claims (except for (i) Fee Claims, (ii) Ordinary Course Administrative Claims, (iii) the post-petition claims of the Pre-Petition Administrative Agent under the Pre-Petition Secured Credit Facility, (iv) the post-petition claims of the DIP Administrative Agent under the DIP Credit Facility, and (v) the fees and expenses of the professionals of the Pre-Petition Administrative Agent under the Pre-Petition Secured Credit Facility and the DIP Administrative Agent under the DIP Credit Facility), which date will be the first business day that is thirty (30) days after the Confirmation Date.  Holders of Administrative Claims, except for (i) Fee Claims, (ii) Ordinary Course Administrative Claims, (iii) the post-petition claims of the Pre-Petition Administrative Agent under the Pre-Petition Secured Credit Facility, (iv) the post-petition claims of the DIP Administrative Agent under the DIP Credit Facility, and (v) the fees and expenses of the professionals of the Pre-Petition Administrative Agent under the Pre-Petition Secured Credit Facility and the DIP Administrative Agent under the DIP Credit Facility, not paid prior to the Confirmation Date shall submit requests for payment on or before the applicable Administrative Claims Bar Date or forever be barred from doing so.  The notice of confirmation to be delivered pursuant to Bankruptcy Rules 3020(c) and 2002(f) will set forth the Administrative Claims Bar Date and constitute good and sufficient notice of the Administrative Claims Bar Date.  The Reorganized Debtors shall have 120 days (or such longer period as may be allowed by order of the Court, which may be entered without notice or a hearing) following the Administrative Claims Bar Date to review and object to all Administrative Claims.

C.           Fee Claims.

All requests for compensation or reimbursement of Fee Claims pursuant to sections 327, 328, 330, 331, 503 or 1103 of the Bankruptcy Code for services rendered prior to the Effective Date shall be filed and served on the Reorganized Debtors, counsel to the Reorganized Debtors, the United States Trustee, and counsel to the Creditors Committee and such other entities who are designated by the Bankruptcy Rules, the Confirmation Order or other order of the Court, no later than forty-five (45) days after the Effective Date.  Holders of Fee Claims that are required to file and serve applications for final allowance of their Fee Claims and that do not file and serve such applications by the required deadline shall be forever barred from asserting such Claims against the Debtors, Reorganized Debtors or their respective properties, and such Fee Claims shall be deemed discharged as of the Effective Date.  Objections to any Fee Claims must be filed and served on the Reorganized Debtors, counsel for the Reorganized Debtors, and the requesting party no later than seventy-five (75) days after the Effective Date.

D.           Priority Tax Claims.

Except to the extent that a holder of an Allowed Priority Tax Claim agrees to a different treatment, each holder of an Allowed Priority Tax Claim shall receive, at the sole option of the Reorganized Debtors, (a) Cash in an amount equal to such Allowed Priority Tax Claim on the later of the Effective Date and the date such Priority Tax Claim becomes an Allowed Priority Tax Claim, or as soon thereafter as is practicable, but no later than thirty (30) days after the Effective Date, or (b) through equal annual installment payments in cash (i) of a total value, as of the Effective Date of the Plan, equal to the allowed amount of such Claim; (ii) over a period ending not later than 5 years after the Petition Date; and (iii) in a manner not less favorable than the most favored nonpriority unsecured claim provided for by the Plan.

E.           New Money Facility Claims.

On or before the Effective Date, holders of New Money Facility Claims shall receive payment in full in Cash of all obligations calculated in accordance with the DIP Credit Facility, except to the extent that the holders of New Money Facility Claims agree to a different treatment.

IV.

TREATMENT OF CLAIMS AND
EQUITY INTERESTS

A.           Class 1 — Other Priority Claims.

1.           Distributions.

Except to the extent that a holder of an Allowed Other Priority Claim shall have agreed in writing to a different treatment, in full and final satisfaction of such Claim, each holder of an Allowed Other Priority Claim in Class 1 shall receive payment in an amount equal to such Allowed Other Priority Claim in full in Cash as soon as practicable after the later of the Effective Date and the date when such Other Priority Claim becomes an Allowed Other Priority Claim.

2.           Impairment and Voting.

Class 1 is unimpaired under the Plan.  Holders of Allowed Other Priority Claims in Class 1 are presumed to accept the Plan and are not entitled to vote to accept or reject the Plan.

B.           Class 2 – Rollover Facility Claims.

1.           Distributions.

On or before the Effective Date, the Rollover Facility shall be replaced by the Second Lien Exit Facility and all Rollover Facility Claims shall be fully satisfied by the Second Lien Exit Facility.

2.           Impairment and Voting.

Class 2 is impaired under the Plan.  The holders of Allowed Rollover Facility Claims in Class 2 are entitled to vote to accept or reject the Plan.

C.           Class 3 — Pre-Petition Secured Credit Facility Claims.

1.           Distributions.

Except to the extent that a holder of a Pre-Petition Secured Credit Facility Claim shall have agreed in writing to a different treatment, each holder of a Pre-Petition Secured Credit Facility Claim in Class 3 shall receive, in full satisfaction of such Claim, (i) a pro rata distribution of 93% of the shares of the New BRHI Common Stock (subject to dilution based upon the issuance of New BRHI Common Stock pursuant to the Management Incentive Plan), to be distributed to the holders of Pre-Petition Secured Credit Facility Claims on the Effective Date or as soon thereafter as is practicable, and (ii) a pro rata share of the Excess Litigation Trust Proceeds, if any, allocable to the Secured Credit Facility Deficiency, provided, however, that in no event shall the holders of Pre-Petition Secured Credit Facility Claims recover any value in excess of the Allowed amount of such claims.  Any PF Letter of Credit Facility Claim shall remain in place; however, if feasible and if agreed to by the Debtors, PF Letter of Credit Facility Claims may instead be satisfied in cash in connection with the issuance of one or more replacement letter of credit facilities as part of the Debtors’ First Lien Exit Facility.

2.           Impairment and Voting.

Class 3 is impaired under the Plan.  The holders of Pre-Petition Secured Credit Facility Claims in Class 3 are entitled to vote to accept or reject the Plan.

D.           Class 4 — Other Secured Claims.

1.           Distributions.

Except to the extent that a holder of an Allowed Other Secured Claim shall have agreed in writing to a different treatment, at the sole option of the Debtors, in full and final satisfaction of such claim, (i) each Allowed Other Secured Claim shall be reinstated and rendered unimpaired in accordance with section 1124(2) of the Bankruptcy Code, notwithstanding any contractual provision or applicable nonbankruptcy law that entitles the holder of an Allowed Other Secured Claim to demand or receive payment of such Allowed Other Secured Claim prior to the stated maturity of such Allowed Other Secured Claim from and after the occurrence of a default, (ii) each holder of an Allowed Other Secured Claim shall receive Cash in an amount equal to such Allowed Other Secured Claim, including any interest on such Allowed Other Secured Claim required to be paid pursuant to section 506(b) of the Bankruptcy Code, on the later of (a) thirty (30) days after Effective Date, and (b) the date such Other Secured Claim becomes an Allowed Other Secured Claim, or as soon thereafter as is practicable (but no later than thirty (30) days after the date such Other Secured Claim becomes an Allowed Other Secured Claim) or (iii) each holder of an Allowed Other Secured Claim shall receive the Collateral securing its Allowed Other Secured Claim and any interest on such Allowed Other Secured Claim required to be paid pursuant to section 506(b) of the Bankruptcy Code, in full and complete satisfaction of such Allowed Other Secured Claim as soon as is practicable, on the later of (y) thirty (30) days after Effective Date and (z) the date such Other Secured Claim becomes an Allowed Other Secured Claim.

Notwithstanding the foregoing, to the extent an Allowed Other Secured Claim arises on account of property taxes, such Allowed Other Secured Claim shall be treated as Priority Tax Claims, and any applicable liens shall remain unimpaired until such Allowed Other Secured Claim is paid in full.  Any applicable interest shall be calculated in a manner consistent with Section 511 of the Bankruptcy Code.

2.           Impairment and Voting.

Class 4 may be impaired under the Plan.  The holders of Allowed Other Secured Claims in Class 4 are entitled to vote to accept or reject the Plan.

E.	Class 5 — Senior Note Claims.

1.           Distributions.

Each holder of an Allowed Claim in Class 5 shall receive a pro rata distribution of (i) 5.74% of the shares of New BRHI Common Stock (subject to dilution based upon the issuance of New BRHI Common Stock pursuant to the Management Incentive Plan), (ii) 81.93% of the New BRHI Warrants, (iii) 81.93% of the first $5,000,000 in Litigation Trust Proceeds, if any, and (iv) 81.93% of the Excess Litigation Trust Proceeds, if any, allocable to Allowed Senior Note Claims and Allowed General Unsecured Claims, provided, however, that in no event shall the holders of Senior Note Claims recover value in excess of the Allowed amount of such claims.  The distributions of New BRHI Common Stock and New BRHI Warrants will be made on the Effective Date or as soon as practicable thereafter.

2.           Impairment and Voting.

Class 5 is impaired under the Plan.  Each holder of an Allowed Senior Note Claim in Class 5 is entitled to vote to accept or reject the Plan.

F.           Class 6 — General Unsecured Claims.

1.           Distributions.

Each holder of an Allowed General Unsecured Claim in Class 6 shall receive a pro rata distribution of (i) 1.26% of the shares of New BRHI Common Stock (subject to dilution based upon the issuance of New BRHI Common Stock pursuant to the Management Incentive Plan), (ii) 18.07% of the New BRHI Warrants, (iii) 18.07% of the first $5,000,000 in Litigation Trust Proceeds, if any, and (iv) 18.07% of the Excess Litigation Trust Proceeds, if any, allocable to Allowed Senior Note Claims and Allowed General Unsecured Claims, provided, however, that in no event shall the holders of General Unsecured Claims recover value in excess of the Allowed amount of such claims.  The distributions of New BRHI Common Stock and New BRHI Warrants shall be made within the later of (i) ninety (90) days after the Effective Date or as soon thereafter as reasonably practicable, and (ii) thirty (30) days after the date on which such holder’s claim becomes an Allowed General Unsecured Claim.

2.           Impairment and Voting.

Class 6 is impaired under the Plan.  Each holder of an Allowed General Unsecured Claim in Class 6 is entitled to vote to accept or reject the Plan.

G.           Class 7 — Convenience Claims.

1.           Distributions

Each holder of an Allowed Convenience Claim shall receive, in full and final satisfaction of such claim, a distribution in Cash equal to eight percent (8%) of such holder’s Allowed Convenience Claim (the “Convenience Claims Consideration”) within the later of (i) thirty (30) days after the Effective Date, or (ii) 30 days after the date on which such holder’s claim becomes an Allowed Convenience Claim.

2.           Impairment and Voting.

Class 7 Claims are impaired under the Plan.  The holders of Allowed Convenience Claims in Class 7 are entitled to vote to accept or reject the Plan.

H.           Class 8 – Intercompany Claims.

1.           Distributions.

At the option of the Debtors or the Reorganized Debtors, each Intercompany Claim shall be, either (i) reinstated and continued in full or in part, or (ii) eliminated in full or in part by offset, distribution, cancellation, assumption or contribution of such Intercompany Claim or otherwise.

2.           Impairment and Voting.

Class 8 is unimpaired under the Plan.  The holders of Intercompany Claims in Class 8 are presumed to accept the Plan and are not entitled to vote to accept or reject the Plan.

I.           Class 9 — Subordinated Claims.

1.           Distributions.

The holders of Subordinated Claims shall neither receive distributions nor retain any property under the Plan on account of such Subordinated Claims.

2.           Impairment and Voting.

Class 9 is impaired under the Plan.  The holders of Subordinated Claims are presumed to reject the Plan and are not entitled to accept or reject the Plan.

J.           Class 10 — Equity Interests.

1.           Distributions.

The holders of Equity Interests shall neither receive distributions nor retain any property under the Plan on account of such Equity Interests.

2.           Impairment and Voting.

Class 10 is impaired under the Plan.  The holders of Equity Interests are presumed to reject the Plan and are not entitled to vote to accept or reject the Plan.

V.

PROVISIONS REGARDING CORPORATE GOVERNANCE OF
THE REORGANIZED DEBTORS

A.           Amendments to Certificates of Incorporation.

1.           Buffets Restaurants Holdings, Inc.  On the Effective Date, or as soon thereafter as is practicable, the certificate of incorporation of BRHI shall be amended to (i) authorize the issuance of the New BRHI Common Stock and the New BRHI Warrants, (ii) provide for the cancellation of all outstanding Equity Interests in BRHI other than the New BRHI Common Stock and the New BRHI Warrants, and (iii) prohibit the issuance of nonvoting equity securities only so long as, and to the extent that, the issuance of nonvoting equity securities is prohibited.

2.           The Subsidiaries.  On the Effective Date, or as soon thereafter as is practicable, the certificate of incorporation of each Debtor other than BRHI, Big R Procurement, Fire Mountain Management and Ryan’s Management shall be amended to (i) provide for the cancellation of all outstanding Equity Interests in the respective Debtor, (ii) authorize the issuance of the New Subsidiary Equity Interests in the applicable Reorganized Debtor, and (iii) prohibit the issuance of nonvoting equity securities only so long as, and to the extent that, the issuance of nonvoting equity securities is prohibited.  On or prior to the Effective Date, the Debtors shall take all necessary steps and make all necessary filings to dissolve Big R Procurement, Fire Mountain Management and Ryan’s Management or merge such entities into their immediate corporate parent.

3.           Securities to Be Issued Pursuant to the Plan.

On the Effective Date, Reorganized BRHI shall issue the New BRHI Common Stock and the New BRHI Warrants, and the Reorganized Debtors other than Reorganized BRHI shall issue the New Subsidiary Equity Interests, the principal terms of which are described in the Plan Supplement.

B.           Appointment of Officers and Directors

The initial boards of directors of Reorganized BRHI, Buffets and Buffets Holdings shall be five-member boards comprised of four directors designated by the Administrative Agent in consultation with the steering committee of the Pre-Petition Secured Credit Facility Lenders.  The fifth director shall be the Chief Executive Officer of Buffets.  The initial boards of directors of the Reorganized Subsidiaries, other than Buffets and Buffets Holdings, shall have the same composition and membership as such Subsidiaries had immediately prior to the Effective Date.  The identities, affiliations and the amount of compensation of the initial board members and initial officers of each Reorganized Debtor as of the Effective Date will be disclosed in the Plan Supplement. Any successors to the Reorganized Debtors’ initial boards will be appointed in compliance with the applicable Reorganized Debtor’s bylaws, articles of incorporation or other applicable corporate formation and governance documents.

C.           Powers of Officers

The officers of the Debtors or the Reorganized Debtors, as the case may be, shall have the power to enter into or execute any documents or agreements that they deem reasonable and appropriate to effectuate the terms of the Plan.

D.           Management of Reorganized Debtors.

The officers of the Reorganized Debtors shall be substantially the same as the officers of the Debtors on the Effective Date.  The Reorganized Debtors’ officers shall serve in accordance with any employment agreement with the Reorganized Debtors and applicable non-bankruptcy law.  The Debtors will disclose the terms of such employment agreements in the Plan Supplement.

E.           Reorganized Debtors’ Management Incentive Plan.

On the Effective Date, the Management Incentive Plan shall become effective.  Pursuant to the Management Incentive Plan, up to 10% of the shares of the New BRHI Common Stock, on a fully diluted basis, shall be reserved for issuance and distribution in accordance with the Management Incentive Plan.  The Management Incentive Plan shall otherwise be on the terms to be described generally in the Plan Supplement.

F.           Annual Incentive Plans.

On the Effective Date, the Reorganized Debtors shall continue to implement the Annual Incentive Plans, as that term is defined in and as such plans were approved by the Court’s Order Authorizing Payments Under Annual Incentive Plans for Fiscal Year 2008 and Fiscal Year 2009 [Docket No. 826].

G.           Indemnification of Directors, Officers and Employees.

Upon the Effective Date, the charters and by-laws of Reorganized BRHI and each Reorganized Debtor shall contain provisions which (i) eliminate the personal liability of the Debtors’ and the Reorganized Debtors’ then-present and future directors and officers for post-emergence monetary damages resulting from breaches of their fiduciary duties to the fullest extent permitted by applicable law in the state in which the subject Reorganized Debtor is organized; and (ii) require such Reorganized Debtor, subject to appropriate procedures, to indemnify the Debtors’ and the Reorganized Debtors’ directors, officers, and other employees (as such employees are identified by the New Board) serving on or after the Effective Date for all claims and actions to the fullest extent permitted by applicable law in the state in which the subject Reorganized Debtor is organized.

H.           Corporate Reorganization.

Except as otherwise set forth herein, or as modified by appropriate corporate action after the Effective Date, the corporate structure and equity ownership of the Debtors and their Subsidiaries shall be unchanged.

VI.

SUBSTANTIVE CONSOLIDATION OF THE DEBTORS

Solely in connection with Distributions to be made to the holders of Allowed Claims, the Plan is predicated upon, and it is a condition precedent to confirmation of the Plan, that the Court provide in the Confirmation Order for the substantive consolidation of the Estates of the Debtors into a single Estate for purposes of this Plan and the Distributions hereunder.  To the extent a Claim (including any Disputed Claim) becomes an Allowed Claim, such Claim shall be satisfied in accordance with the provisions of the Plan.

Pursuant to the Confirmation Order (i) all assets and liabilities of the substantively consolidated Debtors will be deemed to be merged solely for purposes of this Plan and Distributions to be made hereunder, (ii) the obligations of each Debtor will be deemed to be the obligation of the substantively consolidated Debtors solely for purposes of this Plan and Distributions hereunder,3 (iii) any Claims filed or to be filed in connection with any such obligations will be deemed Claims against the substantively consolidated Debtors, (iv) each Claim filed in the Chapter 11 Case of any Debtor will be deemed filed against the Debtors in the consolidated Chapter 11 Cases in accordance with the substantive consolidation of the assets and liabilities of the Debtors, (v) all transfers, disbursements and distributions made by any Debtor hereunder will be deemed to be made by the substantively consolidated Debtors, and (vi) all guarantees of the Debtors of the obligations of any other Debtors shall be deemed eliminated so that any Claim against any Debtor and any guarantee thereof executed by any other Debtor and any joint or several liability of any of the Debtors shall be deemed to be one obligation of the substantively consolidated Debtors.  Holders of Allowed Claims in each Class shall be entitled to their share of assets available for distribution to such Class without regard to which Debtor was originally liable for such Claim.  Intercompany Claims shall be treated as provided in Class 8 of this Plan.  Notwithstanding the foregoing, such substantive consolidation shall not affect (a) the legal and corporate structure of the Reorganized Debtors, or (b) guarantees that are required to be maintained post-Effective Date (i) in connection with executory contracts or unexpired leases that were entered into during the Chapter 11 Cases or that have been, or will hereunder be, assumed, (ii) pursuant to the express terms of the Plan, or (iii) in connection with the Exit Facilities.  The substantive consolidation proposed herein shall not affect each Debtor’s obligation to file the necessary operating reports and pay any required fees pursuant to 28 U.S.C. § 1930(a)(6).  Such obligations shall continue until an order is entered closing, dismissing or converting each such Debtor’s Chapter 11 Case.

Unless the Court has approved the substantive consolidation of the Estates by a prior order, the Plan shall serve as, and shall be deemed to be, a motion for entry of an order substantively consolidating the Estates as set forth in this Plan.  If no objection to substantive consolidation under this Plan is timely filed and served, then the holders of Claims will be deemed to have consented to substantive consolidation for the purpose of this Plan only and the Court may approve substantive consolidation of the Debtors’ Estates in the Confirmation Order.  If such objection to the substantive consolidation provided for in this Plan is timely filed and served, a hearing with respect to the substantive consolidation of the Estates and the objections thereto shall be scheduled by the Court, which hearing may coincide with the Confirmation Hearing.

VII.

SETTLEMENT OF VALUATION LITIGATION

Pursuant to Bankruptcy Rule 9019 and in consideration for the classification, distribution, releases and other benefits provided under the Plan, including without limitation the distributions to be made to holders of Allowed Convenience Claims, Allowed General Unsecured Claims and Allowed Senior Note Claims pursuant to this Plan, the provisions of this Plan shall constitute a good faith compromise and settlement of the Valuation Litigation and all Claims brought, or that could have been brought, in the Valuation Complaint, which shall be deemed settled pursuant to section 1123(b)(3)(A) of the Bankruptcy Code pursuant to the terms of the Valuation Litigation Settlement.  The entry of the Confirmation Order shall constitute the Court’s approval of the Valuation Litigation Settlement and the Court’s findings shall constitute its determination that the Valuation Litigation Settlement is in the best interest of the Debtors, the Estates, the creditors and other parties in interest, and is fair, equitable and within the range of reasonableness.  The Court’s entry of the Confirmation Order, subject to achievement of the Effective Date, shall further constitute a dismissal effective as of the Effective Date, with prejudice, of the Valuation Complaint and, in addition to the general injunction set forth in Article IX.E. hereof, from and after the Effective Date, the Creditors Committee, any holder of any Claim or Interest or any other party in interest shall be permanently enjoined from continuing in any manner the Valuation Litigation or raising or asserting any claim brought, or that could have been brought in, the Valuation Litigation.

3  Schedule F filed by Buffets indicated that, because of the Debtors' consolidation of their cash management and accounts payable systems, certain of the Debtors' scheduled accounts payable liabilities were included on the Schedule of Buffets, notwithstanding the fact that certain of those obligations may be obligations of one of Buffets’ Subsidiaries.  To the extent that the Debtors’ estates are substantively consolidated, those general unsecured Claims identified in the Plan Supplement that were listed on Schedule F of the Buffets Schedules as contingent obligations, but for which no proofs of claim were filed, shall nonetheless be deemed Allowed in the amounts set forth in the Plan Supplement.

VIII.

PROVISIONS REGARDING MEANS OF IMPLEMENTATION, VOTING, DISTRIBUTIONS, AND TREATMENT OF DISPUTED CLAIMS

A.           Exit Facilities.

On or prior to the Effective Date, the Debtors shall have closed on the Exit Facilities.  The Rollover Facility Claims shall be satisfied through the issuance of debt obligations under the Second Lien Exit Facility.  The amounts borrowed under the First Lien Exit Facility shall be used to make the other required Distributions under the Plan, to satisfy certain plan-related expenses and to fund the Reorganized Debtors’ working capital needs.

B.	Issuance of New BRHI Common Stock, New BRHI Warrants and New Subsidiary Equity Interests.

On the Effective Date, Reorganized BRHI shall issue and distribute the New BRHI Common Stock and the New BRHI Warrants pursuant to the terms of this Plan, and each Reorganized Subsidiary shall issue and distribute the New Subsidiary Equity Interests.  The number of shares, ownership and terms of the New Subsidiary Equity Interests shall be the same as the number of shares, ownership and terms of the Equity Interests in the Subsidiaries immediately prior to the Effective Date.

C.           Litigation Trust.

1.           Governance; Appointment.

The Litigation Trust Agreement shall become effective on the Effective Date.  In accordance with the Litigation Trust Agreement, the Litigation Trust shall be supervised by the Litigation Trustee, who shall be designated by the Creditors Committee.  Subject to the Litigation Trust Agreement, the Litigation Trustee shall serve from and after the Effective Date until completion of his responsibilities.  This Section VIII.C. sets forth certain of the rights, duties and obligations of the Litigation Trustee and the terms of the Litigation Trust, all of which will be more fully described in the Litigation Trust Agreement.  In the event of any conflict between the terms of this Section VIII.C. and the terms of the Litigation Trust Agreement, the terms of this Section VIII.C. and the Plan shall govern.

2.	Duties and Powers of the Litigation Trust and Litigation Trustee.

The Litigation Trust shall be established for the sole purpose of providing for the prosecution, collection, compromise and settlement of the Litigation Trust Claims, provided, however, that, in any such litigation, the Litigation Trustee may not seek to recover amounts exceeding the Allowed amount of claims of the holders of Senior Note Claims, General Unsecured Claims and the amount of the Pre-Petition Secured Credit Facility Deficiency, reduced by all other Distributions to be made under all other provisions of the Plan.  Such rights, powers and duties granted to the Litigation Trustee shall vest on the Effective Date without the need to obtain further Bankruptcy Court approval.  The Litigation Trustee shall pursue, litigate, compromise or abandon the Litigation Trust Claims with the objective of maximizing the return to holders of Senior Note Claims and General Unsecured Claims (subject to the foregoing limitation), in accordance with the Litigation Trust Agreement, and pay all associated costs.  The Litigation Trustee shall distribute any proceeds of the Litigation Trust Claims in accordance with the Litigation Trust Agreement and the terms of the Plan.

3.	Transfer by Debtors to Litigation Trust.

On the Effective Date, the Debtors shall transfer, assign, deliver and distribute to the Litigation Trust all right, title and interest in the Litigation Trust Claims (subject to the limitations described above).  Subject to the terms of the Plan and the Litigation Trust Agreement, the Litigation Trust and the Litigation Trustee shall, on the Effective Date, be vested with and succeed to all right, title and interest of the Debtors in and to the Litigation Trust Claims.  Upon such transfer, the Debtors, the Debtors’ Estates, and the Reorganized Debtors shall have no other further rights or obligations with respect thereto.  Notwithstanding the foregoing, the Reorganized Debtors shall make available to the Litigation Trustee reasonable access during normal business hours, upon reasonable notice, to personnel and books and records of the Reorganized Debtors to enable the Litigation Trustee to perform the Litigation Trustee’s tasks under the Litigation Trust Agreement and the Plan, and the Debtors and the Reorganized Debtors shall permit the Litigation Trustee reasonable access to information related to the Litigation Trust Claims that is reasonably requested by the Litigation Trustee, as more specifically set forth in the Litigation Trust Agreement.

4.	Funding of Litigation Trust.

The Litigation Trust shall not be funded by the Debtors or the Reorganized Debtors.

5.	Retention of Professionals by the Litigation Trustee.

The Litigation Trustee may retain counsel and other professionals to assist in its duties, on such terms as the Litigation Trustee deems appropriate, without Bankruptcy Court approval.

6.	Termination of Litigation Trustee.

Upon the final resolution of the Litigation Trust Claims and the distribution of any proceeds, the Litigation Trustee shall be relieved of further responsibility.

D.           Dissolution or Merger of Certain Subsidiaries.

On or immediately prior to the Effective Date, Big R Procurement, Ryan’s Restaurant Management and Fire Mountain Management shall either be dissolved or merged into their immediate parent corporations.  All other Debtors shall maintain their corporate existence and place in the existing corporate structure following the Effective Date subject to the Reorganized Debtors’ right and ability to modify their corporate structure after the Effective Date in accordance with applicable non-bankruptcy law.

E.           Voting of Claims.

Each holder of an Allowed Claim in an Impaired Class of Claims shall be entitled to vote to accept or reject the Plan as provided in such order as may be entered by the Court establishing certain procedures with respect to the solicitation and tabulation of votes to accept or reject the Plan, or any other order or orders of the Court.

F.           Distributions.

1.       Allowed Claims.

(a)           Delivery of Distributions.  Distributions under the Plan shall be made by the Reorganized Debtors or their designee to the holders of Allowed Claims in all Classes at the addresses set forth on the Schedules, unless such addresses are superseded by proofs of claim or transfers of claim filed pursuant to Bankruptcy Rule 3001 by the Record Date (or at the last known addresses of such holders if the Debtors or the Reorganized Debtors have been notified in writing of a change of address).

(b)           Distribution of Cash.  Any payment of Cash by the Reorganized Debtors pursuant to the Plan shall be made at the option and in the sole discretion of the Reorganized Debtors by (i) a check drawn on, or (ii) wire transfer from, a domestic bank selected by the Reorganized Debtors.

(c)           Unclaimed Distributions of Cash.  Any distribution of Cash under the Plan that is unclaimed after one year after it has been delivered (or attempted to be delivered) shall become the property of the Reorganized Debtor against which such Claim was Allowed notwithstanding any state or other escheat or similar laws to the contrary, and the entitlement by the holder such unclaimed Allowed Claim to such distribution or any subsequent distribution on account of such Allowed Claim shall be extinguished and forever barred.

(d)           Unclaimed Distributions of New BRHI Common Stock and New BRHI Warrants.  Any distribution of New BRHI Common Stock or New BRHI Warrants under the Plan on account of an Allowed General Unsecured Claim that is unclaimed after six (6) months after it has been delivered (or attempted to be delivered) shall be held in the General Unsecured Claims Reserve to be distributed to the other holders of Allowed General Unsecured Claims in accordance with Article VIII.F.4. hereof and, notwithstanding any state or other escheat or similar laws to the contrary, and the entitlement by the holder of such Allowed Claim to such distribution or any subsequent distribution on account of such Allowed Claim shall be extinguished and forever barred.

(e)           Saturdays, Sundays, or Legal Holidays.  If any payment, distribution or act under the Plan is required to be made or performed on a date that is not a Business Day, then the making of such payment or the performance of such act may be completed on the next succeeding Business Day, and shall be deemed to have been completed as of the required date.

(f)           Fractional New BRHI Common Stock, New BRHI Warrants, and De Minimis Distributions.  Notwithstanding any other provision in the Plan to the contrary, no fractional interests of New BRHI Common Stock or New BRHI Warrants shall be issued or distributed pursuant to the Plan.  Whenever any payment of a fraction of a share of New BRHI Common Stock or New BRHI Warrants would otherwise be required under the Plan, the actual distribution made shall reflect a rounding of such fraction to the nearest whole share (up or down), with half shares or less being rounded down and fractions in excess of a half of a share being rounded up.  If two or more holders are entitled to equal fractional entitlements and the number of holders so entitled exceeds the number of whole shares, as the case may be, which remain to be allocated, the Reorganized Debtors shall allocate the remaining whole shares to such holders by random lot or such other impartial method as the Reorganized Debtors deems fair, in the Reorganized Debtors’ sole discretion.  Upon the allocation of all of the whole New BRHI Common Stock and New BRHI Warrants authorized under the Plan, all remaining fractional portions of the entitlements shall be canceled and shall be of no further force and effect.

The Debtors or the Reorganized Debtors, as the case may be, shall not be required to, but may in their sole and absolute discretion, make distributions to any holder of a Claim of Cash in an amount less than $25.  In addition, the Debtors and the Reorganized Debtors shall not be required to, but may in their sole and absolute discretion, make any payment on account of any Claim in the event that the costs of making such payment exceeds the amount of such payment.

(g)           Distributions for Claims Allowed as of the Initial Distribution Date.  On the Initial Distribution Date, the Reorganized Debtors shall distribute Cash, New BRHI Common Stock, or Collateral, as the case may be, to the holders of Allowed Claims as contemplated herein.

(h)           Distributions as of the Record Date.  As of the close of business on the Record Date, the claims register (for Claims) and transfer ledger (for Equity Interests) shall be closed, and there shall be no further changes in the record holders of any Claims or Equity Interests.  The Debtors and the Reorganized Debtors shall have no obligation to, but may in their sole and absolute discretion, recognize any transfer of any Claims or Equity Interests occurring after the Record Date.  The Debtors and the Reorganized Debtors shall instead be entitled to recognize and deal for purposes under the Plan with only those record holders stated on the claims register (for Claims) and transfer ledgers (for Equity Interests) as of the close of business on the Record Date.

(i)           Interest on Claims.  Except as specifically provided for in the Plan with respect to Pre-Petition Secured Credit Facility Claims, Priority Tax Claims or Other Secured Claims, no Claims (including Administrative Claims), Allowed or otherwise, shall be entitled, under any circumstances, to receive any interest on a Claim.

(j)           Establishment of Reserve Amounts for Disputed General Unsecured Claims.  In order to effect Distributions to holders of Allowed General Unsecured Claims in a timely manner, within sixty (60) days after the Effective Date, the Debtors shall file a motion for order establishing a reserve with respect to unliquidated and/or Disputed General Unsecured Claims for Distribution purposes.

2.       Objections To And Resolution Of Claims.

The Reorganized Debtors shall have the exclusive right to make and to file objections to, or otherwise contest the allowance of, Administrative Claims (other than Fee Claims) and Claims subsequent to the Confirmation Date.  Unless otherwise ordered by the Court, objections to, or other proceedings concerning the allowance of, Administrative Claims and Claims (other than Tort Claims) shall be filed and served upon the holders of the Administrative Claims or Claims as to which the objection is made, or otherwise commenced, as the case may be, as soon as practicable, but in no event later than the Claims Objection Deadline.  Objections to Fee Claims shall be filed and served within seventy-five (75) days of the Effective Date (or such longer period as may be allowed by order of the Court).

Objections to, or other proceedings contesting the allowance of, Administrative Claims and Claims may be litigated to judgment, settled or withdrawn, in the Reorganized Debtors’ sole discretion.  The Debtors may settle any such objections or proceedings without Court approval or may seek Court approval without notice to any Person.  Notwithstanding anything herein to the contrary, Tort Claims shall be liquidated, determined and satisfied in accordance with Article VII.G. hereof.

Unless an order of the Court specifically provides for a later date, any party filing a proof of Claim after the Confirmation Date shall not be entitled to treatment as a creditor with respect to such Claim for the purposes of voting on and distribution under the Plan, unless and until the party filing such Claim either obtains the written consent of the Reorganized Debtors to file such Claim late or obtains an order of the Court upon written motion on notice to the Reorganized Debtors that permits the filing of the Claim.  In the event any proof of Claim is permitted to be filed after the Claims Objection Deadline, the Reorganized Debtors shall have ninety (90) days from the date of such order or agreement to object to such Claim, which deadline may be extended by the Court on motion of the Reorganized Debtors without a hearing or notice to Creditors.

3.       Special Provisions Regarding Insured Claims.

Notwithstanding anything to the contrary in the Disclosure Statement, Plan or the Confirmation Order (including, without limitation, any provision that purports to be preemptory or supervening or grants an injunction or release):

(i)              distributions under the Plan to each holder of an Insured Claim shall be in accordance with the treatment provided under the Plan for General Unsecured Claims; provided, however, that

(1)           to the extent a holder has an Allowed Insured Claim, all or a portion of which is within the applicable self-insured retention of the relevant insurance policy of the Debtors, then such holder shall have either an Allowed General Unsecured Claim or Convenience Claim for the amount which is within the applicable self-insured retention of the relevant insurance policy of the Debtors;

(2)           to the extent a holder has an Allowed Insured Claim, a portion of which exceeds the limits of coverage available from the relevant insurance policies of the Debtors, such holder shall have an Allowed General Unsecured Claim in the amount by which such Allowed Insured Claim exceeds the limits of coverage available from the Debtors’ relevant insurance policies;

(3)           any final settlement of or judgment on account of an Allowed Insured Claim, all or a portion of which is within the applicable self-insured retention of the relevant insurance policy of the Debtors, shall be satisfied first by the application of the full amount of Debtors’ self-insured retention under the relevant insurance policy, as though such self-insured retention were paid in full dollar for dollar, in cash (up to the amount of the settlement or judgment), even though the self-insured retention may be satisfied by way of a Distribution under the Plan in another form or amount, and regardless of the value of such Distribution under the Plan;

(4)           an Allowed Insured Claim shall not be valid or enforceable against the Debtors’ insurers unless and until, among other things, the applicable self-insured retention has been satisfied in accordance with the Plan by a Distribution under the Plan by the Debtors (or after the Effective Date, the Reorganized Debtors) on account of a Claim equal to the full amount of the self-insured retention;

(5)           the Debtors’ insurers shall have no duty or obligation to pay any amount within the self-insured retention of any insurance policy of the Debtors except as may be required by the applicable policies;

(6)           to the extent the Debtors and/or the Debtors’ insurers have an obligation to satisfy any Insured Claim, in whole or in part, in accordance with an applicable general liability policy, each Insured Claim that is not a Workers’ Compensation Claim or Automobile Liability Claim shall be adjusted, settled and/or paid in accordance with the terms of the applicable insurance policies of the Debtors, subject to the terms, conditions, self insured retentions and limits of such policies and subject to the Plan;

(7)           each Automobile Liability Claim or Workers’ Compensation Claim  shall be adjusted, settled and/or paid in the ordinary course in accordance with the terms of the applicable insurance policies of the Debtors, subject to the terms, conditions and limits of such policies; and

(8)           nothing in this section shall constitute a waiver of any Litigation Rights the Debtors may hold against any Person, including the Debtors’ insurance carriers or a waiver of any rights, claims and defenses the insurers may have.  Nothing in this section is intended to, shall, or shall be deemed to preclude any holder of an Allowed Insured Claim from seeking and/or obtaining a distribution or other recovery from any insurer of the Debtors in addition to (but not in duplication of) any distribution such holder may receive under the Plan or to preclude any insurer from contesting or asserting defenses to the claims of such holders.  The Debtors do not waive, and expressly reserve their rights to assert that any insurance coverage is property of the Estates to which they are entitled and the insurers expressly reserve their rights to contest or assert defenses to any such assertion by the Debtors.  Nothing in the Disclosure Statement, Plan, or Confirmation Order shall be construed as, or is, a determination as to coverage in connection with any Insured Claim under any applicable insurance policy.

(ii)              none of the Disclosure Statement, Plan, or Confirmation Order shall: (a) modify the coverage provided under the Debtors’ insurance policies, (b) alter in any way the rights and obligations of the Debtors’ insurers under their policies, or (c) except as provided in the Plan, alter in any way the rights and obligations of the Debtors (or after the Effective Date, the Reorganized Debtors) under the insurance policies, including, without limitation, any duty of the Debtors to defend, at their own expense, against claims asserted under the insurance policies.  The Debtors’ insurers shall retain any and all defenses to coverage that such insurers may have, including the right to contest and/or litigate with any party, including the Debtors (or after the Effective Date, the Reorganized Debtors), the existence, primacy, and/or scope of available coverage under any alleged applicable policy.  Nothing in the Disclosure Statement, Plan or Confirmation Order in any way permits any holder of a Workers’ Compensation Claim, Automobile Liability Claim or an Insured Claim to recover the same amounts from the insurers and any other party including, but not limited to, the Debtors or the Reorganized Debtors.  Nothing in the Disclosure Statement, Plan, or Confirmation Order shall modify the rights of the Debtors’ insurers with respect to the maintenance or use of any letters of credit, or other collateral and security provided to them, in connection with liabilities arising under the applicable insurance agreements.

4.	Provisions regarding the ACE Companies’ insurance polices and Claims.

Notwithstanding anything to the contrary in the Disclosure Statement, Plan or the Confirmation Order (including, without limitation, any provision that purports to be preemptory or supervening or grants an injunction or release):

(i)                  on the Effective Date, the Debtors and the Reorganized Debtors jointly and severally shall assume the ACE WC Policies and the ACE AL Policies, if not assumed previously in accordance with Bankruptcy Code § 365 and shall cure all defaults related to such assumption;

(ii)                  the ACE WC Policies and the ACE AL Policies and the debts, obligations, and liabilities of Debtors (and after the Effective Date, the Reorganized Debtors) thereunder shall survive and shall not be amended, modified, waived or impaired in any respect by the Plan, the Confirmation Order or otherwise without the prior written agreement of the ACE Companies;

(iii)                as of the Effective Date, the Reorganized Debtors shall be liable for all of the Debtors’ obligations and liabilities, whether now existing or hereafter arising, under the ACE WC Policies and the ACE AL Policies;

(iv)                the claims of the ACE Companies arising under the ACE WC Policies and the ACE AL Policies (i) shall be Allowed Administrative Claims, (ii) shall be due and payable in the ordinary course of business by the Debtors (or after the Effective Date, by the Reorganized Debtors) without any requirement for the ACE Companies to file or serve proof(s) of claim, cure amount claim or objection, or a motion or application for payment of Administrative Claim, and (iii) shall not be discharged or released by the Plan or the Confirmation Order; and

(v)                  nothing in the Disclosure Statement, Plan or Confirmation Order in any way: (i) discharges, releases or relieves the Debtors (or on or after the Effective Date, the Reorganized Debtors) from any debt or other liability under the ACE WC Policies and the ACE AL Policies; or (ii) limits, diminishes, or otherwise alters or impairs the Debtors’, Reorganized Debtors’ and/or the ACE Companies’ defenses, claims, Causes of Action, or other rights under applicable non-bankruptcy law with respect to the ACE WC Policies and the ACE AL Policies.

5.       Reserve for Disputed General Unsecured Claims.

(a)           Establishment of General Unsecured Claims Reserve.  On the Effective Date or within thirty (30) days thereafter, the Reorganized Debtors shall place into reserve, from the General Unsecured Claims Consideration, New BRHI Common Stock and New BRHI Warrants with an aggregate liquidation value equal to 100% of the distributions to which holders of Disputed General Unsecured Claims would be entitled under the Plan as of such date as if the Disputed General Unsecured Claims were Allowed General Unsecured Claims either in the amounts of the Claims as filed or in such amounts as estimated by the Court (the “General Unsecured Claims Reserve”).

(b)           New BRHI Common Stock and New BRHI Warrants Held in General Unsecured Claims Reserve.  New BRHI Common Stock and New BRHI Warrants held in the General Unsecured Claims Reserve shall be held by the Reorganized Debtors in trust for the benefit of holders of Allowed General Unsecured Claims.  New BRHI Common Stock and New BRHI Warrants held in the General Unsecured Claims Reserve shall not constitute property of the Reorganized Debtors or any of them and no New BRHI Common Stock or New BRHI Warrants held in the General Unsecured Claim Reserve shall have any voting rights unless and until it is distributed in accordance herewith.  The Reorganized Debtors shall pay, or cause to be paid, out of any dividends paid on account of New BRHI Common Stock and New BRHI Warrants held in the General Unsecured Claims Reserve, any tax imposed on the General Unsecured Claims Reserve by any Governmental Unit with respect to income generated by New BRHI Common Stock and New BRHI Warrants held in the General Unsecured Claims Reserve and any costs associated with maintaining the Unsecured Claims Reserve.  Any New BRHI Common Stock and New BRHI Warrants held in the General Unsecured Claims Reserve after all General Unsecured Claims have been Allowed or disallowed, including, but not limited to any unclaimed Distributions forfeited in accordance with Article VIII.F.1. hereof, shall be transferred by the Reorganized Debtors, in a supplemental distribution, pro rata, to holders of Allowed General Unsecured Creditors, provided, however, that to the extent such pro rata allocation results in a distribution of less than one share of New BRHI Common Stock or New BRHI Warrants to over fifty per cent (50%) of holders of Allowed General Unsecured Claims otherwise entitled to such distribution, the Reorganized Debtors shall have no obligation to make such distribution and all then-undistributed New BRHI Common Stock and New BRHI Warrants shall be cancelled and the entitlement of any Person thereto shall be extinguished and forever barred.

6.       Distributions Following Allowance. Notwithstanding anything to the contrary set forth herein or in the Confirmation Order, each holder of a Disputed Claim that becomes an Allowed Claim subsequent to the Initial Distribution Date shall receive the Distribution to which such holder of an Allowed Claim is entitled at such time that the Reorganized Debtors determine, in their discretion, to make subsequent Distributions to holders of other Claims Allowed following the Initial Distribution Date, provided that the Reorganized Debtors shall make such Distributions at least semi-annually.  Nothing set forth herein is intended to, nor shall it, prohibit the Debtors, in their discretion, from making a Distribution on account of any Claim at any time after such Claim becomes an Allowed Claim.

7.           Allocation of Consideration.

The aggregate consideration to be distributed to the holders of Allowed Claims in each Class under the Plan shall be treated as first satisfying an amount equal to the stated principal amount of the Allowed Claim for such holders, and any remaining consideration as satisfying accrued, but unpaid, interest and costs, if any, and attorneys’ fees, where applicable.

8.	Cancellation and Surrender of Existing
Securities and Agreements.

Notwithstanding any other provision of the Plan, as a condition precedent to receiving any distribution under the Plan, each holder of a promissory note, or other instrument or security evidencing a Claim (other than DIP Financing Claims) must tender such promissory note or other instrument or security to the Reorganized Debtors or their designee or must execute and deliver an affidavit of loss and furnish an indemnity or bond in substance and amount reasonably satisfactory to the Reorganized Debtors.

Any holder of a Claim (other than DIP Financing Claims) that fails to surrender such instrument or to provide the affidavit and indemnity or bond before the earlier to occur of (i) the second anniversary of the Effective Date and (ii) six months following the date such holder’s Claim becomes an Allowed Claim shall be deemed to have forfeited all rights and/or Claims and may not receive or participate in any distribution under the Plan.

G.           Tort Claims.

Any Tort Claim as to which a proof of claim was timely filed in the Chapter 11 Cases shall be determined and liquidated in accordance with the alternative dispute resolution procedures as set forth in the Plan Supplement.  Any Tort Claim determined and liquidated in accordance with this Article VIII.G. shall be deemed an Allowed Unsecured Claim of the Debtor responsible therefor in such liquidated amount and satisfied in accordance with the Plan.  Nothing contained in this Article VIII.G. shall be deemed a waiver of any cause of action that the Debtors or the Reorganized Debtors may hold against any entity, other than Claims specifically released under the Plan, including, without limitation, in connection with or arising out of any Tort Claim.

H.           Estimation.

The Reorganized Debtors may at any time, request that the Court estimate any Disputed Claim pursuant to section 502(c) of the Bankruptcy Code regardless of whether the Debtors or the Reorganized Debtors have previously objected to such Claim.  The Court will retain jurisdiction to estimate any Claim at any time, including during proceedings concerning any objection to such Claim.  In the event that the Court estimates any Disputed Claim, such estimated amount may constitute either (a) the Allowed amount of such Claim, (b) the amount on which a reserve is to be calculated for purposes of any reserve requirement to the Plan, or (c) a maximum limitation on such Claim, as determined by the Court.  If the estimated amount constitutes a maximum limitation on such Claim, the Debtors, or the Reorganized Debtors as the case may be, may elect to object to ultimate payment of such Claim.  All of the aforementioned Claims objection, estimation and resolution procedures are cumulative and not necessarily exclusive of one another.

I.           Nonconsensual Confirmation.

If less than all Impaired Classes accept the Plan, but at least one (1) Class of Claims impaired under the Plan has accepted the Plan (and which class’s acceptance is determined without inclusion of claims of Insiders), the Debtors may seek to have the Court confirm the Plan under section 1129(b) of the Bankruptcy Code.

IX.

EFFECT OF CONFIRMATION OF THE PLAN

A.           Continued Corporate Existence.

The Debtors, as Reorganized Debtors, shall continue to exist after the Effective Date with all powers of a corporation or limited liability company, as the case may be, under the laws of the respective states governing their formation and without prejudice to any right to alter or terminate such existence (whether by merger or otherwise) under such applicable state law, except as such rights may be limited and conditioned by the Plan and the documents and instruments executed and delivered in connection therewith.  In addition, the Reorganized Debtors may operate their business free of any restrictions imposed by the Bankruptcy Code, the Bankruptcy Rules or by the Court, subject only to the terms and conditions of the Plan as well as the documents and instruments executed and delivered in connection therewith, including without limitation, the documents and instruments included in the Plan Supplement.  The Reorganized Debtors shall be responsible for filing required post-confirmation reports and paying quarterly fees due to the Office of the United States Trustee.

B.           Dissolution of Creditors Committee.

The Creditors Committee shall continue in existence until the Effective Date to exercise those powers and perform those duties specified in section 1103 of the Bankruptcy Code.  On the Effective Date, the Creditors Committee shall be dissolved and its members shall be deemed released of all their duties, responsibilities and obligations in connection with the Chapter 11 Cases or this Plan and its implementation, and the retention or employment of the Creditors Committee’s attorneys, financial advisors, and other agents shall terminate as of the Effective Date; provided, however, such attorneys and financial advisors shall be entitled to pursue their own Fee Claims and represent the Creditors Committee in connection with the review of and the right to be heard in connection with all Fee Claims.

C.           Vesting of Property.

The property of the Debtors’ estates, including, without limitation, all of the Debtors’ Litigation Rights shall be revested in the Reorganized Debtors on the Effective Date.

D.           Discharge of the Debtors.

The rights afforded herein and the treatment of all Claims and Equity Interests herein shall be in exchange for and in complete satisfaction, discharge, and release of all Claims of any nature whatsoever, including any interest accrued on such Claims from and after the Petition Date, against the Debtors, the Debtors in Possession, the Reorganized Debtors or any of their respective assets or properties, arising prior to the Effective Date.  Except as otherwise expressly specified in the Plan, the Confirmation Order shall act as of the Effective Date as a discharge of all debts of, Claims against, and Liens on the Debtors, their respective assets and properties, arising at any time before the Effective Date, regardless of whether a proof of Claim with respect thereto was filed, whether the Claim is Allowed, or whether the holder thereof votes to accept the Plan or is entitled to receive a distribution hereunder.  Except as otherwise expressly specified in the Plan, after the Effective Date, any holder of such discharged Claim shall be precluded from asserting against the Debtors, the Reorganized Debtors, or any of their respective assets or properties, any other or further Claim based on any document, instrument, act, omission, transaction, or other activity of any kind or nature that occurred before the entry of the Confirmation Order.

E.           Injunction.

Except as otherwise expressly provided in the Plan, the Confirmation Order, or a separate order of the Court, all entities who have held, hold, or may hold Claims against the Debtors that arose before or were held as of the Effective Date, are permanently enjoined, on and after the Effective Date, from (a) commencing or continuing in any manner any action or other proceeding of any kind against the Debtors or the Reorganized Debtors, with respect to any such Claim, (b) the enforcement, attachment, collection, or recovery by any manner or means of any judgment, award, decree, or order against the Debtors or the Reorganized Debtors on account of any such Claim, (c) creating, perfecting, or enforcing any encumbrance of any kind against the Debtors or the Reorganized Debtors or against the property or interests in property of the Debtors on account of any such Claim, and (d) asserting any right of setoff, or subrogation of any kind against any obligation due from the Debtors or the Reorganized Debtors or against the property or interests in property of the Debtors on account of any such Claim.  Such injunction shall extend to successors of the Debtor (including, without limitation, the Reorganized Debtors) and their respective properties and interests in property.  Such injunction shall not apply in respect of Ordinary Course Administrative Claims and the Pre-Petition Administrative Agent’s and DIP Administrative Agent’s fees and their professionals’ fees and expenses.

F.           Preservation of Causes of Action.

The Reorganized Debtors shall retain all Litigation Rights, other than as expressly provided below.  Except as expressly provided in this Plan or the Confirmation Order, nothing contained in this Plan or the Confirmation Order shall be deemed to be a waiver or relinquishment of any such Litigation Rights.  Nothing contained in this Plan or the Confirmation Order shall be deemed a waiver or relinquishment of any Claim, Litigation Rights, right of setoff, or other legal or equitable defense that the Debtors had immediately prior to the Petition Date that is not specifically waived or relinquished  by this Plan.  The Reorganized Debtors shall have, retain, reserve and be entitled to assert all such Claims, Litigation Rights, rights of setoff and other legal or equitable defenses that the Debtors had immediately prior to the Petition Date as fully as if the Chapter 11 Cases had not been commenced, and all of the Reorganized Debtors’ legal and equitable rights respecting any Claim that are not specifically waived or relinquished by this Plan may be asserted after the Effective Date to the same extent as if the Chapter 11 Cases had not been commenced.

G.           Votes Solicited in Good Faith.

The Debtors have, and upon confirmation of the Plan shall be deemed to have, solicited acceptances of the Plan in good faith and in compliance with the applicable provisions of the Bankruptcy Code.  The Debtors (and each of their respective affiliates, agents, directors, officers, members, employees, advisors, and attorneys) have participated in good faith and in compliance with the applicable provisions of the Bankruptcy Code in the offer and issuance of the securities offered and sold under the Plan and therefore have not, and on account of such offer and issuance will not be, liable at any time for the violation of any applicable law, rule, or regulation governing the solicitation of acceptances or rejections of the Plan or the offer or issuance of the securities offered and distributed under the Plan.

H.           Administrative Claims Incurred After the Effective Date.

Administrative Claims incurred by the Debtors after the Effective Date including (without limitation) Claims for Professionals’ fees and expenses incurred after such date, may be paid by the Reorganized Debtors in the ordinary course of business and without application for or Court approval, subject to any agreements with any claim holders.

I.           Releases by the Debtors.

On the Effective Date, and notwithstanding any other provisions of the Plan, the Debtors and the Reorganized Debtors, on behalf of themselves and their estates, shall be deemed to release unconditionally (a) all of their respective officers, current and former directors, employees, partners, advisors, attorneys, financial advisors, accountants, and other professionals, (b) the DIP Administrative Agent and the Pre-Petition Administrative Agent, (c) officers, directors, principals, members, employees, partners, subsidiaries, affiliates, advisors, attorneys, financial advisors, accountants, and other professionals of each of the DIP Administrative Agent and the Pre-Petition Administrative Agent, (d) the DIP Lenders and Pre-Petition Secured Credit Facility Lenders, (e) officers, directors, principals, members employees, partners, subsidiaries, affiliates, advisors, attorneys, financial advisors, accountants, and other professionals of the DIP Lenders and Pre-Petition Secured Credit Facility Lenders, (f) the members of the Creditors Committee, and (g) officers, directors, principals, members employees, partners, subsidiaries, affiliates, advisors, attorneys, financial advisors, accountants, and other professionals of the Creditors Committee (collectively the “Released Parties,” and each a “Released Party”) from any and all claims, obligations, suits, judgments, damages, rights, Causes of Action and liabilities whatsoever, whether known or unknown, foreseen or unforeseen, existing or hereafter arising, in law, equity or otherwise, based in whole or in part upon actions taken solely in their respective capacities described above or any omission, transaction, event or other occurrence taking place on or prior to the Effective Date in any way relating to the Debtors, the Chapter 11 Cases, or the Plan, except that (i) no individual shall be released from any act or omission that constitutes gross negligence or willful misconduct, (ii) the Reorganized Debtors shall not relinquish or waive the right to assert any of the foregoing as a legal or equitable defense or right of set-off or recoupment against any Claims of any such persons asserted against the Debtors, (iii) the foregoing release shall not apply to any obligations that remain outstanding in respect of loans or advances made to individuals by the Debtors, and (iv) the foregoing release applies to the Released Parties solely in their respective capacities described above.  Nothing set forth in Article IX of the Plan shall alter or amend the rights of the Pre-Petition Administrative Agent, the Pre-Petition Secured Credit Facility Lenders, the DIP Administrative Agent or the DIP Lenders under the Final DIP Order.

J.           Releases by non-Debtors.

On the Effective Date, and notwithstanding any other provisions of the Plan, all Persons who (a) directly or indirectly, have held, hold, or may hold Claims, (b) vote to accept the Plan as set forth on the relevant Ballot, and (c) do not mark their Ballot to indicate their refusal to grant the releases provided in this paragraph, shall be deemed, by virtue of their receipt of Distributions and/or other treatment contemplated under the Plan, to have forever released and covenanted with the Reorganized Debtors and the Released Parties not to (y) sue or otherwise seek recovery from any of the Reorganized Debtors or any Released Party on account of any Claim, including but not limited to any Claim based upon tort, breach of contract, violations of federal or state securities laws or otherwise, based upon any act, occurrence, or failure to act from the beginning of time through the Effective Date in any way related to the Debtors or their business and affairs or (z) assert against any of the Reorganized Debtors or any Released Party any claim, obligation, right, cause of action or liability that any holder of a Claim or Interest may be entitled to assert, whether known or unknown, foreseen or unforeseen, existing or hereafter arising, based in whole or in part on any act or omission, transaction, or occurrence from the beginning of time through the Effective Date in any way relating to the Debtors, the Chapter 11 Cases, or the Plan, provided, however, (i) none of the Released Parties shall be released from any claim primarily based on any act or omission that constitutes gross negligence or willful misconduct as determined by a court of competent jurisdiction, (ii) the foregoing release shall not apply to Ordinary Course Administrative Claims, Fee Claims and the Claims of the Pre-Petition Administrative Agent and DIP Administrative Agent and their professionals’ fees and expenses, Credit Suisse’s claims and Credit Suisse’s professionals’ fees and expenses, (iii) the foregoing release shall not apply to obligations arising under the Plan, and (iv) the foregoing release shall not be construed to prohibit a party in interest from seeking to enforce the terms of the Plan.

K.           Exculpation and Injunction in Respect of Released Parties.

1.           Exculpation.

The Debtors, the Reorganized Debtors, and the other Released Parties (i) shall have no liability whatsoever to any holder or purported holder of an Administrative Claim, Claim, or Equity Interest for any act or omission in connection with, or arising out of, the Plan, the Disclosure Statement, the negotiation of the Plan, the negotiation of the documents included in the Plan Supplement, the pursuit of approval of the Disclosure Statement or the solicitation of votes for confirmation of the Plan, the Chapter 11 Cases, the consummation of the Plan, the administration of the Plan or the property to be distributed under the Plan, or any transaction contemplated by the Plan or Disclosure Statement or in furtherance thereof except for any act or omission that constitutes willful misconduct or gross negligence as determined by a Final Order, and (ii) in all respects, shall be entitled to rely upon the advice of counsel with respect to their duties and responsibilities under the Plan.  This exculpation shall be in addition to, and not in limitation of, all other releases, indemnities, exculpations and any other applicable law or rules protecting such Released Parties from liability.

2.           Injunction.

Pursuant to section 105 of the Bankruptcy Code, no holder or purported holder of an Administrative Claim, Claim or Equity Interest shall be permitted to commence or continue any action, employment of process, or any act to collect, offset, or recover any Claim against a Released Party that accrued on or prior to the Effective Date and that has been released or waived pursuant to this Plan.

L.           Term of Bankruptcy Injunction or Stays.

All injunctions or stays provided for in the Chapter 11 Cases under sections 105 or 362 of the Bankruptcy Code, or otherwise, and in existence on the Confirmation Date, shall remain in full force and effect until the Effective Date.

M.           Preservation of Insurance.

The Debtors’ discharge and release from all Claims as provided herein, except as necessary to be consistent with this Plan, shall not diminish or impair the enforceability of any insurance policy that may cover Claims against the Debtors, the Reorganized Debtors (including, without limitation, its officers and current and former directors) or any other person or entity.  The Reorganized Debtors shall obtain tail coverage under their existing directors and officers liability insurance policy covering their officers and current and former directors for any and all Claims brought against them, which coverage shall extend for a period of not less than six (6) years after the Effective Date.

N.           Indemnification Obligations Owed by the Debtors.

Indemnification Obligations owed to directors, officers, and employees of the Debtors (or the estates of any of the foregoing) who served or were employed by the Debtors as of or after the Petition Date, excluding claims which have been determined by Final Order to have resulted from gross negligence, willful misconduct, breach of fiduciary duty, or intentional tort, shall be deemed to be, and shall be treated as though they are, executory contracts that are assumed pursuant to Sections 365 of the Bankruptcy Code under the Plan.

All Indemnification Obligations owed to directors, officers, and employees of the Debtors who served or were employed by the Debtors prior to, but not after, the Petition Date shall be deemed to be, and shall be treated as though they are, executory contracts that are rejected pursuant to Section 365 of the Bankruptcy Code under the Plan.

Indemnification Obligations owed to any Professionals retained pursuant to sections 327 or 328 of the Bankruptcy Code and order of the Court, to the extent that such Indemnification Obligations relate to the period after the Petition Date, shall be deemed to be, and shall be treated as though they are, executory contracts that are assumed pursuant to section 365 of the Bankruptcy Code under the Plan.

X.

RETENTION OF JURISDICTION

The Court shall have exclusive jurisdiction over all matters arising out of, and related to, the Chapter 11 Cases and the Plan pursuant to, and for the purposes of, section 105(a) and section 1142 of the Bankruptcy Code and for, among other things, the following purposes:  (1) to hear and determine motions for the assumption or rejection of executory contracts or unexpired leases pending on the Confirmation Date, and the allowance of Claims resulting therefrom; (2) to determine any other applications, adversary proceedings, and contested matters pending on the Effective Date; (3) to ensure that distributions to holders of Allowed Claims are accomplished as provided herein; (4) to resolve disputes as to the ownership of any Claim or Equity Interest; (5) to hear and determine timely objections to Claims; (6) to enter and implement such orders as may be appropriate in the event the Confirmation Order is for any reason stayed, revoked, modified or vacated; (7) to issue such orders in aid of execution of the Plan, to the extent authorized by section 1142 of the Bankruptcy Code; (8) to consider any modifications of the Plan, to cure any defect or omission, or to reconcile any inconsistency in any order of the Court, including, without limitation, the Confirmation Order; (9) to hear and determine all applications for compensation and reimbursement of expenses of Professionals under sections 330, 331 and 503(b) of the Bankruptcy Code; (10) to hear and determine disputes arising in connection with the interpretation, implementation, or enforcement of the Plan; (11) to hear and determine any issue for which the Plan requires a Final Order of the Court; (12) to hear and determine matters concerning state, local, and federal taxes in accordance with sections 346, 505 and 1146 of the Bankruptcy Code; (13) to hear and determine disputes arising in connection with compensation and reimbursement of expenses of professionals for services rendered during the period commencing on the Petition Date through and including the Effective Date; (14) to hear and determine any Causes of Action preserved under the Plan under Bankruptcy Code sections 544, 547, 548, 549, 550, 551, 553, and 1123(b)(3); (15) to hear and determine any matter regarding the existence, nature and scope of the Debtors’ discharge; (16) to hear and determine any matter regarding the existence, nature, and scope of the releases and exculpation provided in Article IX of the Plan; and (17) to enter a final decree closing the Chapter 11 Cases.

XI.

MISCELLANEOUS PROVISIONS

A.           Payment of Statutory Fees.

All fees payable on or before the Effective Date pursuant to section 1930 of title 28 of the United States Code shall be paid by the Debtors on or before the Effective Date and all such fees payable after the Effective Date shall be paid by the applicable Reorganized Debtor.

B.           Modification of the Plan.

Subject to the limitations contained in the Plan:  (1) the Debtors reserve the right, in accordance with the Bankruptcy Code and the Bankruptcy Rules, to amend or modify the Plan prior to the entry of the Confirmation Order, including amendments or modifications to satisfy section 1129(b) of the Bankruptcy Code; and (2) after the entry of the Confirmation Order, the Debtors or the Reorganized Debtors, as the case may be, may, with the consent of the DIP Administrative Agent and the Pre-Petition Administrative Agent (such consent not to be unreasonably withheld) and upon order of the Court, amend or modify the Plan, in accordance with Section 1127(b) of the Bankruptcy Code.

C.           Governing Law.

Unless a rule of law or procedure is supplied by Federal law (including the Bankruptcy Code and Bankruptcy Rules) or the Delaware General Corporation Law, the laws of the State of Delaware (without reference to the conflicts of laws provisions thereof) shall govern the construction and implementation of the Plan and any agreements, documents, and instruments executed in connection with the Plan, unless otherwise specified.

D.           Filing or Execution of Additional Documents.

On or before the Effective Date, the Debtors or the Reorganized Debtors, shall file with the Court or execute, as appropriate, such agreements and other documents as may be necessary or appropriate to effectuate and further evidence the terms and conditions of the Plan.

E.           Withholding and Reporting Requirements.

In connection with the Plan and all instruments issued in connection therewith and distributions thereon, the Reorganized Debtors shall comply with all withholding and reporting requirements imposed by any federal, state, local or foreign taxing authority and all distributions hereunder shall be subject to any such withholding and reporting requirements.

F.           Exemption From Transfer Taxes.

Pursuant to section 1146(c) of the Bankruptcy Code, (a) the issuance, transfer or exchange under the Plan of New BRHI Common Stock and New BRHI Warrants and the security interests in favor of the lenders under the Exit Facilities, (b) the making or assignment of any lease or sublease, or (c) the making or delivery of any other instrument whatsoever, in furtherance of or in connection with the Plan shall not be subject to any stamp, real estate transfer, recording or other similar tax.

G.           Section 1145 Exemption.

Pursuant to, in accordance with, and solely to the extent provided under section 1145 of the Bankruptcy Code, the issuance of the New BRHI Common Stock and New BRHI Warrants and distribution thereof to the Debtors’ creditors under the Plan will be exempt from registration under applicable securities laws (including without limitation, Section 5 of the Securities Act or any similar state or local law requiring the registration for offer or sale of a security or registration or licensing of an issuer of a security) pursuant to Section 1145(a) of the Code, and may be sold without registration to the extent permitted under Section 1145 of the Code and is deemed to be a public offering.

H.           Waiver of Federal Rule of Civil Procedure 62(a).

The Debtors may request that the Confirmation Order include (a) a finding that Fed. R. Civ. P. 62(a) shall not apply to the Confirmation Order, and (b) authorization for the Debtors to consummate the Plan immediately after entry of the Confirmation Order.

I.           Exhibits/Schedules.

All Exhibits and schedules to the Plan and the Plan Supplement are incorporated into and constitute a part of the Plan as if set forth herein.

J.           Notices.

All notices, requests, and demands hereunder to be effective shall be in writing and unless otherwise expressly provided herein, shall be deemed to have been duly given or made when actually delivered or, in the case of notice by facsimile transmission, when received and telephonically confirmed, addressed as follows:

To the Debtors:  Buffets, Inc., 1460 Buffet Way, Eagan, Minnesota 55121, Attn:  R. Michael Andrews, with a copy to Young Conaway Stargatt & Taylor, LLP, 1000 West Street, 17th Floor, P.O. Box 391, Wilmington, DE 19801, attention:  Pauline K. Morgan, Esq., Tel:  (302) 571-6600, Fax:  (302) 571-1253.

To the Creditors Committee:  In care of Otterbourg, Steindler, Houston & Rosen, P.C., 230 Park Avenue, New York, NY 10169, attention:  Scott L. Hazan, Esq., Tel: (212) 661-9100, Fax:  (212)682-6104 with a copy to Pachulski, Stang, Ziehl & Jones, attention:  Curtis Hehn, Esq., 919 North Market Street, Suite 1700, P.O. Box 8705, Wilmington, DE 19899-8705, Tel:  (302) 778-6461, Fax:  (302) 652-4400.

To the Pre-Petition Administrative Agent and DIP Administrative Agent:  In care of Latham & Watkins LLP, 885 Third Avenue, New York, NY 10022, attention:  Mitchell A. Seider, Esq. and Michael J. Riela, Esq., Tel:  (212) 906-1200, Fax:  (212) 751-4864 with a copy to Duane Morris LLP, 1100 North Market Street, Suite 1200, Wilmington, DE 19801, attention:  Michael R. Lastowski, Esq., Tel:  (302) 657-4900, Fax:  (302) 657-4901.

K.           Plan Supplement.

Forms of the documents (which may be in substantially final form) relating to the Exit Facilities, the New BRHI Common Stock, the New BRHI Warrants, the New Subsidiary Equity Interests, amendments to certificates of incorporation and by-laws, the Litigation Trust, the alternative dispute resolution procedures applicable to Tort Claims and such other documents as the Debtors determine to be necessary or appropriate to the implementation and/or confirmation of the Plan shall be contained in the Plan Supplement, which will be filed with the Clerk of the Court no later than seven (7) calendar days prior to the Confirmation Hearing.  The Plan Supplement may be inspected in the office of the Clerk of the Court during normal court hours and shall be available online at “https://ecf.deb.uscourts.gov.”  Holders of Claims or Equity Interests may obtain a copy of the Plan Supplement upon written request to counsel to the Debtors in accordance with Article XI.J. of the Plan.

L.           Conflict.

The terms of this Plan shall govern in the event of any inconsistency with the summaries of the Plan set forth in the Disclosure Statement.

XII.

EXECUTORY CONTRACTS AND UNEXPIRED LEASES

A.           Assumption and Rejection of Executory Contracts
and Unexpired Leases.

To the extent not (i) assumed in the Chapter 11 Cases prior to the Confirmation Date, (ii) rejected in the Chapter 11 Cases prior to the Confirmation Date, or (iii) specifically rejected pursuant to this Plan, each executory contract and unexpired lease that exists between Debtor and any Person is specifically assumed by the Debtor that is a party to such executory contract or unexpired lease as of and subject to the Effective Date pursuant to the Plan.

The following executory contracts and unexpired leases are rejected:

(a)           executory contacts or unexpired leases that were rejected before the Confirmation Date;

(b)           employment agreements that were terminated or rejected prior to the Confirmation Date; and

(c)           contracts and unexpired leases identified on the attached Exhibit A, which contracts and unexpired leases are deemed rejected by the applicable Debtor as of the corresponding rejection dates set forth on Exhibit A.

Unexpired leases of nonresidential real property identified on the attached Exhibit B (the “Exhibit B Leases”) are specifically assumed by the applicable Debtor listed on Exhibit B as of and subject to the Effective Date, and the Confirmation Order shall operate as an order authorizing the Debtors’ assumption of the Exhibit B Leases, as may be amended by agreement of the parties thereto, as of and subject to the Effective Date.

B.           Limited Extension of Time to Assume or Reject.

In the event of a dispute as to whether a contract or lease is executory or unexpired, the right of the Debtors or Reorganized Debtors to move to assume or reject such contract or lease shall be extended until the date that is thirty (30) days after the entry of a Final Order by the Court determining that the contract or lease is executory or unexpired.  The deemed assumptions and rejections provided for in this Article XII of the Plan shall not apply to such contract or lease.

In the event the Debtors or the Reorganized Debtors become aware after the Effective Date of the existence of an executory contract or unexpired lease that was not included in the Schedules or on the Exhibit B Leases, the right of the Reorganized Debtors to move to assume or reject such contract or lease shall be extended until the date that is thirty (30) days after the date on which the Debtors or the Reorganized Debtors become aware of the existence of such contract or lease.  The deemed assumptions and rejections provided for in this Article XII of the Plan shall not apply to any such contract or lease.

The Debtors reserve the right to amend Exhibit A and B at any time.

C.           Cure.

The applicable Reorganized Debtor, except as otherwise agreed by the parties, will cure any and all undisputed defaults under any executory contract or unexpired lease that is assumed by such Reorganized Debtor pursuant to the Plan in accordance with section 365 of the Bankruptcy Code.  All disputed defaults that are required to be cured shall be cured either within 30 days of the entry of a Final Order determining the amount, if any, of the applicable Debtor or the applicable Reorganized Debtor’s liability with respect thereto, or as may otherwise be agreed to by the parties.

D.           Rejection Damage Claims.

All Claims for damages arising from the rejection of executory contracts or unexpired leases must be filed with the Court in accordance with the terms of the order authorizing such rejection, but in no event later than thirty (30) days after the Effective Date.  Any Claims not filed within such time will be forever barred from assertion against the Debtors, their respective estates and the Reorganized Debtors.  All Allowed Claims arising from the rejection of executory contracts or unexpired leases shall be treated as General Unsecured Claims or Convenience Claims, as appropriate under the circumstances.

XIII.

BENEFIT PLANS

As of and subject to the Effective Date, all employment and severance agreements and policies, and all employee compensation and benefit plans, policies, and programs of the Debtors applicable generally to their employees, including agreements and programs subject to section 1114 of the Bankruptcy Code, as in effect on the Effective Date, including, without limitation, all savings plans, retirement plans, health care plans, disability plans, severance benefit plans, incentive plans, and life, accidental death, and dismemberment insurance plans, shall be deemed to be, and shall be treated as though they are, executory contracts that are assumed under the Plan, and the Debtors’ obligations under such agreements and programs shall survive the Effective Date of the Plan, without prejudice to the Reorganized Debtors’ rights under applicable non-bankruptcy law to modify, amend, or terminate the foregoing arrangements, except for (i) such executory contracts or plans specifically rejected pursuant to the Plan (to the extent such rejection does not violate section 1114 of the Bankruptcy Code), and (ii) such executory contracts or plans as have previously been terminated, or rejected, pursuant to a Final Order, or specifically waived by the beneficiaries of such plans, contracts, or programs.

XIV.

EFFECTIVENESS OF THE PLAN

A.           Conditions Precedent to Effectiveness.

The Plan shall not become effective unless and until it has been confirmed and the following conditions have been satisfied in full or waived pursuant to Article XIV.B.:

(1)  the Confirmation Order shall have become a Final Order;

(2)  all authorizations, consents and regulatory approvals required (if any) for the Plan’s effectiveness shall have been obtained;

(3)  the certificates of incorporation for each of the Debtors shall have been amended as provided in Article V.A.;

(4)  the New BRHI Common Stock, New BRHI Warrants, and New Subsidiary Equity Interests to be issued pursuant to Article V.A.3. shall be consistent with the Plan; and

(5)  the Reorganized Debtors shall have entered into the Exit Facilities.

B.           Waiver of Conditions.

The Debtors may waive any of the conditions set forth in Article XIV (1) or (2) above at any time with the consent of the DIP Administrative Agent and without leave of or order of the Court and without any formal action.

C.           Effect of Failure of Conditions.

In the event that the Effective Date does not occur on or before ninety (90) days after the Confirmation Date, upon notification submitted by the Debtors to the Court:  (a) the Confirmation Order shall be vacated, (b) no distributions under the Plan shall be made, (c) the Debtors and all holders of Claims and Equity Interests shall be restored to the status quo ante as of the day immediately preceding the Confirmation Date as though the Confirmation Date had never occurred, and (d) the Debtors’ obligations with respect to the Claims and Equity Interests shall remain unchanged and nothing contained in the Plan shall constitute or be deemed a waiver or release of any Claims or Equity Interests by or against the Debtors or any other person or to prejudice in any manner the rights of the Debtors or any person in any further proceedings involving the Debtors unless extended by Court order.

D.           Vacatur of Confirmation Order.

If a Final Order denying confirmation of the Plan is entered, or if the Confirmation Order is vacated, then the Plan shall be null and void in all respects, and nothing contained in the Plan shall (a) constitute a waiver or release of any Claims against or Equity Interests in the Debtors; (b) prejudice in any manner the rights of the holder of any Claim against, or Equity Interest in, the Debtors; (c) prejudice in any manner any right, remedy or claim of the Debtors; or (d) be deemed an admission against interest by the Debtors.

E.           Revocation, Withdrawal, or Non-Consummation.

1.           Right to Revoke or Withdraw.

The Debtors reserve the right to revoke or withdraw the Plan at any time prior to the Effective Date.

2.	Effect of Withdrawal, Revocation,
or Non-Consummation.

If the Debtors revoke or withdraw the Plan prior to the Effective Date, or if the Confirmation Date or the Effective Date does not occur, the Plan, any settlement or compromise embodied in the Plan (including the fixing or limiting to an amount certain any Claim or Interest or Class of Claims or Interests), the assumption or rejection of executory contracts, unexpired leases, or benefit plans effected by the Plan, any release, exculpation or indemnification provided for in the Plan, and any document or agreement executed pursuant to the Plan shall be null and void.  In such event, nothing contained herein, and no acts taken in preparation for consummation of the Plan shall be deemed to constitute a waiver or release of any Claims by or against or Interests in the Debtors or any other Person, to prejudice in any manner the rights of the Debtors or any Person in any further proceedings involving the Debtors, or to constitute an admission of any sort by the Debtors or any other Person.

Dated:  December 16, 2008

BUFFETS RESTAURANTS HOLDINGS, INC.

By:	/s/ R. Michael Andrews, Jr.
Name:	R. Michael Andrews, Jr.
Title:	Chief Executive Officer

BUFFETS HOLDINGS, INC.

By:	/s/ R. Michael Andrews, Jr.
Name:	R. Michael Andrews, Jr.
Title:	Chief Executive Officer

BUFFETS, INC.

By:	/s/ R. Michael Andrews, Jr.
Name:	R. Michael Andrews, Jr.
Title:	Chief Executive Officer

HOMETOWN BUFFET, INC.

By:	/s/ R. Michael Andrews, Jr.
Name:	R. Michael Andrews, Jr.
Title:	Chief Executive Officer

OCB RESTAURANT COMPANY, LLC

By:	/s/ R. Michael Andrews, Jr.
Name:	R. Michael Andrews, Jr.
Title:	Chief Manager

OCB PURCHASING CO.

By:	/s/ R. Michael Andrews, Jr.
Name:	R. Michael Andrews, Jr.
Title:	Chief Executive Officer

BUFFETS LEASING COMPANY, LLC

By:	/s/ R. Michael Andrews, Jr.
Name:	R. Michael Andrews, Jr.
Title:	Chief Manager

RYAN’S RESTAURANT GROUP, INC.

By:	/s/ R. Michael Andrews, Jr.
Name:	R. Michael Andrews, Jr.
Title:	Chief Executive Officer

BUFFETS FRANCHISE HOLDINGS, LLC

By:	/s/ R. Michael Andrews, Jr.
Name:	R. Michael Andrews, Jr.
Title:	Chief Manager

TAHOE JOE’S, INC.

By:	/s/ R. Michael Andrews, Jr.
Name:	R. Michael Andrews, Jr.
Title:	Chief Executive Officer

HOMETOWN LEASING COMPANY, LLC

By:	/s/ R. Michael Andrews, Jr.
Name:	R. Michael Andrews, Jr.
Title:	Chief Manager

OCB LEASING COMPANY, LLC

By:	/s/ R. Michael Andrews, Jr.
Name:	R. Michael Andrews, Jr.
Title:	Chief Manager

BIG R PROCUREMENT COMPANY, LLC

By:	/s/ R. Michael Andrews, Jr.
Name:	R. Michael Andrews, Jr.
Title:	Chief Manager

RYAN’S RESTAURANT LEASING COMPANY, LLC

By:	/s/ R. Michael Andrews, Jr.
Name:	R. Michael Andrews, Jr.
Title:	Chief Manager

FIRE MOUNTAIN RESTAURANTS, LLC
By: Ryan’s Restaurant Group, Inc., Sole Member

By:	/s/ R. Michael Andrews, Jr.
Name:	R. Michael Andrews, Jr.
Title:	Chief Executive Officer

RYAN’S RESTAURANT MANAGEMENT GROUP, LLC

By:	/s/ R. Michael Andrews, Jr.
Name:	R. Michael Andrews, Jr.
Title:	Chief Manager

TAHOE JOE’S LEASING COMPANY, LLC

By:	/s/ R. Michael Andrews, Jr.
Name:	R. Michael Andrews, Jr.
Title:	Chief Manager

FIRE MOUNTAIN LEASING COMPANY, LLC

By:	/s/ R. Michael Andrews, Jr.
Name:	R. Michael Andrews, Jr.
Title:	Chief Manager

FIRE MOUNTAIN MANAGEMENT GROUP, LLC

By:	/s/ R. Michael Andrews, Jr.
Name:	R. Michael Andrews, Jr.
Title:	Chief Manager

Exhibit A
Rejected Unexpired Non-Residential Real
Property Leases and Executory Contracts

[TO BE PROVIDED]

Exhibit B
Assumed Unexpired Non-Residential Real Property Leases

[TO BE PROVIDED]

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